                                                                 EXHIBIT 4.2(a)

================================================================================




                        SEAGATE TECHNOLOGY INTERNATIONAL

                   12 1/2% Senior Subordinated Notes due 2007



                                 --------------



                                    INDENTURE



                          Dated as of November 22, 2000



                                 --------------





                              THE BANK OF NEW YORK,

                                   as Trustee




================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page

                                                ARTICLE 1

                                Definitions and Incorporation by Reference
SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Other Definitions........................................................................26
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........................................27
SECTION 1.04.  Rules of Construction....................................................................28


                                                ARTICLE 2

                                              The Securities

SECTION 2.01.  Amount of Securities; Issuable in Series.................................................28
SECTION 2.02.  Form and Dating..........................................................................29
SECTION 2.03.  Execution and Authentication.............................................................30
SECTION 2.04.  Registrar and Paying Agent...............................................................30
SECTION 2.05.  Paying Agent to Hold Money in Trust......................................................31
SECTION 2.06.  Holder Lists.............................................................................32
SECTION 2.07.  Transfer and Exchange....................................................................32
SECTION 2.08.  Replacement Securities...................................................................33
SECTION 2.09.  Outstanding Securities...................................................................33
SECTION 2.10.  Temporary Securities.....................................................................34
SECTION 2.11.  Cancelation..............................................................................34
SECTION 2.12.  Defaulted Interest.......................................................................34
SECTION 2.13.  CUSIP and ISIN Numbers...................................................................34


                                                ARTICLE 3

                                                Redemption

SECTION 3.01.  Notices to Trustee.......................................................................35
SECTION 3.02.  Selection of Securities To Be Redeemed...................................................35
SECTION 3.03.  Notice of Redemption.....................................................................35
SECTION 3.04.  Effect of Notice of Redemption...........................................................36
SECTION 3.05.  Deposit of Redemption Price..............................................................36





                                                                                                      Page
SECTION 3.06.  Securities Redeemed in Part..............................................................37


                                                ARTICLE 4

                                                Covenants

SECTION 4.01.  Payment of Securities....................................................................37
SECTION 4.02.  SEC Reports..............................................................................37
SECTION 4.03.  Limitation on Indebtedness...............................................................38
SECTION 4.04.  Limitation on Restricted Payments........................................................42
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
                         Subsidiaries...................................................................51
SECTION 4.06.  Limitation on Sales of Assets and Capital Stock..........................................52
SECTION 4.07.  Limitation on Transactions with Affiliates...............................................56
SECTION 4.08.  Change of Control........................................................................58
SECTION 4.09.  Compliance Certificate...................................................................60
SECTION 4.10.  Further Instruments and Acts.............................................................60
SECTION 4.11.  Future Note Guarantors...................................................................60
SECTION 4.12.  Additional Amounts.......................................................................60
SECTION 4.13.  Guarantees of Additional Securities......................................................63
SECTION 4.14.  Rigid Disc Drive Operations..............................................................63
SECTION 4.15.  Amendment of Deferred Compensation Plans.................................................63
SECTION 4.16.  Limitation on Lines of Business..........................................................63
SECTION 4.17.  Designated Subsidiary Investments........................................................63
SECTION 4.18.  Limitation on the Sale or Issuance of Capital Stock of Restricted
                         Subsidiaries...................................................................64


                                                ARTICLE 5

                                            Successor Company

SECTION 5.01.  When Issuer May Merge or Transfer Asset..................................................65


                                                ARTICLE 6

                                          Defaults and Remedies

SECTION 6.01.  Events of Default........................................................................67
SECTION 6.02.  Acceleration.............................................................................70



                                                                                                      Page

SECTION 6.03.  Other Remedies...........................................................................71
SECTION 6.04.  Waiver of Past Defaults..................................................................71
SECTION 6.05.  Control by Majority......................................................................71
SECTION 6.06.  Limitation on Suits......................................................................72
SECTION 6.07.  Rights of Holders to Receive Payment.....................................................72
SECTION 6.08.  Collection Suit by Trustee...............................................................72
SECTION 6.09.  Trustee May File Proofs of Claim.........................................................72
SECTION 6.10.  Priorities...............................................................................73
SECTION 6.11.  Undertaking for Costs....................................................................73
SECTION 6.12.  Waiver of Stay or Extension Laws.........................................................74


                                                ARTICLE 7

                                                 Trustee

SECTION 7.01.  Duties of Trustee........................................................................74
SECTION 7.02.  Rights of Trustee........................................................................75
SECTION 7.03.  Individual Rights of Trustee.............................................................76
SECTION 7.04.  Trustee's Disclaimer.....................................................................77
SECTION 7.05.  Notice of Defaults.......................................................................77
SECTION 7.06.  Reports by Trustee to Holders............................................................77
SECTION 7.07.  Compensation and Indemnity...............................................................77
SECTION 7.08.  Replacement of Trustee...................................................................78
SECTION 7.09.  Successor Trustee by Merger..............................................................79
SECTION 7.10.  Eligibility; Disqualification............................................................80
SECTION 7.11.  Preferential Collection of Claims Against Issuer.........................................80


                                                ARTICLE 8

                                    Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........................................80
SECTION 8.02.  Conditions to Defeasance.................................................................81
SECTION 8.03.  Application of Trust Money...............................................................83
SECTION 8.04.  Repayment to Issuer......................................................................83
SECTION 8.05.  Indemnity for Government Obligations.....................................................84
SECTION 8.06.  Reinstatement............................................................................84


                                                ARTICLE 9

                                                Amendments
                                                                                                      Page
SECTION 9.01.  Without Consent of Holders...............................................................84
SECTION 9.02.  With Consent of Holders..................................................................85
SECTION 9.03.  Compliance with Trust Indenture Act......................................................87
SECTION 9.04.  Revocation and Effect of Consents and Waivers............................................87
SECTION 9.05.  Notation on or Exchange of Securities....................................................87
SECTION 9.06.  Trustee to Sign Amendments...............................................................87
SECTION 9.07.  Payment for Consent......................................................................88


                                                ARTICLE 10

                                              Subordination

SECTION 10.01.  Agreement To Subordinate................................................................88
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy....................................................88
SECTION 10.03.  Default on Senior Indebtedness..........................................................89
SECTION 10.04.  Acceleration of Payment of Securities...................................................90
SECTION 10.05.  When Distribution Must Be Paid Over.....................................................90
SECTION 10.06.  Subrogation.............................................................................90
SECTION 10.07.  Relative Rights.........................................................................91
SECTION 10.08.  Subordination May Not Be Impaired by Issuer.............................................91
SECTION 10.09.  Rights of Trustee and Paying Agent......................................................91
SECTION 10.10.  Distribution or Notice to Representative................................................92
SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit Right To
                         Accelerate.....................................................................92
SECTION 10.12.  Trust Monies Not Subordinated...........................................................92
SECTION 10.13.  Trustee Entitled To Rely................................................................92
SECTION 10.14.  Trustee To Effectuate Subordination.....................................................93
SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness................................93
SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination
                         Provisions.....................................................................93


                                                ARTICLE 11

                                             Note Guarantees
                                                                                                      Page
SECTION 11.01.  Note Guarantees.........................................................................93
SECTION 11.02.  Limitation on Liability.................................................................96
SECTION 11.03.  Successors and Assigns..................................................................97
SECTION 11.04.  No Waiver...............................................................................97
SECTION 11.05.  Modification............................................................................97
SECTION 11.06.  Execution of Supplemental Indenture for Future Note
                         Guarantors.....................................................................98
SECTION 11.07.  Non-Impairment..........................................................................98


                                                ARTICLE 12

                                   Subordination of the Note Guarantees

SECTION 12.01.  Agreement To Subordinate................................................................98
SECTION 12.02.  Liquidation, Dissolution, Bankruptcy....................................................98
SECTION 12.03.  Default on Designated Senior Indebtedness of a Note Guarantor...........................99
SECTION 12.04.  Demand for Payment.....................................................................100
SECTION 12.05.  When Distribution Must Be Paid Over....................................................101
SECTION 12.06.  Subrogation............................................................................101
SECTION 12.07.  Relative Rights........................................................................101
SECTION 12.08.  Subordination May Not Be Impaired by a Note Guarantor..................................101
SECTION 12.09.  Rights of Trustee and Paying Agent.....................................................101
SECTION 12.10.  Distribution or Notice to Representative...............................................102
SECTION 12.11.  Article 12 Not To Prevent Events of Default or Limit Right
                         To Accelerate.................................................................102
SECTION 12.12.  Trustee Entitled To Rely...............................................................102
SECTION 12.13.  Trustee To Effectuate Subordination....................................................103
SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness of a
                         Note Guarantor................................................................103
SECTION 12.15.  Reliance by Holders of Senior Indebtedness of a Note
                         Guarantor on Subordination Provisions.........................................103
SECTION 12.16.  Defeasance.............................................................................103


                                                ARTICLE 13

                                              Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls...........................................................104
SECTION 13.02.  Notices  ..............................................................................104
SECTION 13.03.  Communication by Holders with Other Holders............................................105
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.....................................105
SECTION 13.05.  Statements Required in Certificate or Opinion..........................................105
SECTION 13.06.  When Securities Disregarded............................................................105
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar...........................................106
SECTION 13.08.  Legal Holidays.........................................................................106
SECTION 13.09.  GOVERNING LAW..........................................................................106
SECTION 13.10.  Waiver of Immunities...................................................................106
SECTION 13.11.  Consent to Jurisdiction;  Appointment of Agent for Service of
                         Process; Judgment Currency....................................................106
SECTION 13.12.  No Recourse Against Others.............................................................108
SECTION 13.13.  Successors.............................................................................108
SECTION 13.14.  Multiple Originals.....................................................................108
SECTION 13.15.  Table of Contents; Headings............................................................108


Appendix A        -   Provisions Relating to Original Securities, Additional Securities, Private
                         Exchange Securities and Exchange Securities
Exhibit A         -   Form of Initial Security
Exhibit B         -   Form of Exchange Security
Exhibit C         -   Form of Supplemental Indenture
Exhibit D         -   Form of Transferee Letter of Representation

                                    INDENTURE  dated as of  November  22,  2000,
                           among NEW SAC, an exempted limited liability company incorporated under the laws of the Cayman Islands (the "Company"), SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company incorporated under the laws of the Cayman Islands (the "Issuer"), each entity listed on Schedule I hereto (the Company and such entities collectively, the "Note Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuer's 12 1/2% Senior Subordinated Notes due 2007 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Issuer's 12 1/2% Senior Subordinated Notes due 2007 issued in a Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") and (d) if and when issued as provided in a Registration Agreement, the Private Exchange Securities (as defined in the Appendix, and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in a Private Exchange (as defined in the Appendix). On the date hereof, $210,000,000 in aggregate principal amount of Securities will be issued. Subject to the conditions and in compliance with the covenants set forth herein, the Issuer may issue Additional Securities from time to time.


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

     SECTION 1.01.  Definitions.

     "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

     "Additional Securities" means any 12 1/2% Senior Subordinated Notes due 2007 issued under the terms of this Indenture subsequent to the Closing Date.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company, HDD Holdings or the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Applicable Premium" means, with respect to a Security at any redemption date, the greater of (1) 1.0% of the principal amount of such Security and (2) the excess of (A) the present value of (1) the redemption price of such Security at November 15, 2004, (such redemption price being set forth in the table in paragraph 5 of such Security) plus (2) all required interest payments due on such Security through November 15, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Security.

     "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Note Guarantor or a Wholly Owned Subsidiary, (B) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (C) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01, (D) any sale of Capital Stock (other than Disqualified Stock) of Intermediate Holdings or HDD Holdings, (E) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary, (F) a disposition of Temporary Cash Investments, (G) sales of assets received by the

Company or any Restricted Subsidiary upon the foreclosure of a lien, (H) issuances of (i) options, warrants or other rights to purchase common stock of a Restricted Subsidiary or (ii) shares of common stock of such Restricted Subsidiary upon exercise of such options, warrants or other rights to officers, directors and employees of such Restricted Subsidiary pursuant to the terms of agreements (including employment agreements) or employee or director benefit plans (or amendments thereto) approved by the Board of Directors in good faith; provided, however, that shares of common stock of such Restricted Subsidiary issued pursuant to the exercise of such options, warrants or other rights to purchase such common stock which are subject this clause (H) shall not exceed 25%, in the case of Seagate Removable Storage Solutions Holdings, or 20%, in the case of any other Restricted Subsidiary, of the outstanding shares of common stock of such Restricted Subsidiary, on a fully-diluted basis, (I) any sale of Capital Stock in CacheVision, Inc., e2open.com LLC or Iolon, Inc., (J) transfers of patents for microactuator and flexure-related technology to Hutchinson Technology Incorporated in connection with an interference action; provided, that the Company and its Subsidiaries shall have received (a) a fully paid-up license to such patents and (b) a contractual right to receive royalties from the license by Hutchinson Technology Incorporated of such patents to third parties, and (K) a disposition of assets with a Fair Market Value of less than $1.0 million.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the guarantees thereof, the collateral documents related thereto, any Hedging Agreements related thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Note Guarantor, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Change of Control" means the occurrence of any of the following events:
(1) prior to the earliest to occur of (A) the first public offering of common stock of the Company, (B) the first public offering of common stock of Intermediate Holdings, (C) the first public offering of common stock of HDD Holdings or (D) the first public offering of common stock of the Issuer, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, Intermediate Holdings, HDD Holdings or the Issuer whether as a result of issuance of securities of the Company, Intermediate Holdings, HDD Holdings or the Issuer, any merger, consolidation, liquidation or dissolution of the Company, Intermediate Holdings, HDD Holdings or the Issuer, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); (2) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, Intermediate Holdings, HDD Holdings or the Issuer and (B) the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, Intermediate Holdings, HDD Holdings or the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be (together with any new directors whose election by such board of directors of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, or whose nomination for election by the shareholders of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, was approved by a vote of 66- 2/3% of the directors of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, then in office; (4) the adoption of a plan relating to the liquidation or dissolution of the Company, Intermediate Holdings, HDD Holdings or the Issuer; or (5) the merger or consolidation of the Company, Intermediate Holdings, HDD Holdings or the Issuer with or into another Person or the merger of another Person with or into the Company, Intermediate Holdings, HDD Holdings or the Issuer, or the sale of all or substantially all the assets of the Company, Intermediate Holdings, HDD Holdings or the Issuer to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company, Intermediate Holdings, HDD Holdings or the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company, Intermediate Holdings, HDD Holdings or the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     "Closing Date" means the date of this Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Agreements" means with respect to any Person any agreement for the protection against fluctuations in commodity prices or similar agreements or arrangements to which such Person is a party or of which it is a beneficiary.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of: (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that: (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing

Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith and any operating expense reductions and other adjustments as described below, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and (i) shall, except as described below in clause (iii), comply with the requirements of Rule 11-02 of Regulation S-X of the SEC, (ii) may include adjustments for operating expense reductions that would be permitted by such Rule and (iii) in connection with acquisitions, purchases or mergers, may reflect adjustments not permitted by Rule 11-02 of Regulation S-X of the SEC for the elimination of operating expenses attributable to any terminated lease or contract, the related reduction in personnel or facility expenses as a result of such termination and the elimination of personnel expenses as a result of severance and of facilities expense as a result of the termination, closure or relocation of facilities, in each case if such termination, severance, closure or relocation has occurred at the time of such acquisition, purchase or merger or occurs within three months thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (2) amortization of debt discount and debt issuance costs (other than any such costs associated with the Incurrence of Indebtedness on the Closing Date in connection with the Transactions), (3) capitalized interest, (4) noncash interest expense,
(5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (7) net costs associated with Hedging Obligations (including amortization of fees), (8) dividends in respect of all Disqualified Stock of the Issuer and all Preferred Stock of the Company and any of the Subsidiaries of the Company (other than the Issuer), to the extent held by Persons other than the Company, a Note Guarantor or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock)), (9) interest Incurred in connection with investments in discontinued operations and (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (3) any net income (or loss) of any Restricted Subsidiary other than the Issuer if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, except that: (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (4) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (5) the net after tax effect of any extraordinary gain or loss (including all fees and expenses related to such extraordinary gain or loss); and (6) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section
4.04 (a)(5)(C)(iv) .

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of November 22, 2000, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced (in whole or in part), restructured, repaid, refunded or otherwise modified from time to time, among the Company, the Issuer, Seagate Technology (US) Holdings, Inc., the financial institutions party thereto as lenders and The Chase Manhattan Bank, as administrative agent (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring, repayment, refunding or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Deferred Compensation Plans" means (i) the deferred compensation plan dated as of November 22, 2000, of HDD Holdings (as amended, waived, supplemented or otherwise modified from time to time), (ii) the deferred compensation plan dated as of November 22, 2000, of Seagate Removable Storage Solutions Holdings (as amended, waived, supplemented or otherwise modified from time to time),
(iii) the deferred compensation plan dated as of November 22, 2000, of Seagate Technology SAN Holdings (as amended, waived, supplemented or otherwise modified from time to time) and (iv) any other plan established in lieu of, or to renew or replace, in whole or in part, any plan referred to in clause (i), (ii) or (iii) above or this clause (iv) and any other similar plan the purpose or effect of which is to provide to the participants therein substantially the economic equivalent of an equity participation in the Company or any of its Subsidiaries in lieu of such an equity participation or to provide the participants therein the benefits that they are entitled to on the Closing Date under the Plans described in clause
(i), (ii) or (iii) above or this clause (iv) and (v) any Guarantee by the Company or any of its Subsidiaries of any obligation under any Deferred Compensation Plan referred to in clause (i), (ii), (iii) or (iv) above.

     "Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(5)(C).

     "Designated Senior Indebtedness" of the Issuer means (1) the Bank Indebtedness and (2) any other Senior Indebtedness of the Issuer that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by the Issuer in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning.

     "Designated Subsidiary" shall mean each of Seagate Technology SAN Holdings, Seagate Removable Storage Solutions Holdings and Seagate Software Information Management Group Holdings, Inc. and each of their Subsidiaries.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (3) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and
(3) on or prior to 91 days after the Stated Maturity of the Securities; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's death or disability; provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (2) Consolidated Interest Expense, (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (5) any annual management, consulting, monitoring and advisory fees paid by the Company and its Restricted Subsidiaries to any of the Sponsors, in an amount not to exceed $5 million in the aggregate in any calendar year, (6) any non-recurring charge relating to a restructuring plan of the Company and its Restricted Subsidiaries, and (7) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of the Company and its Restricted Subsidiaries, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company or another Restricted Subsidiary by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company, Intermediate Holdings, HDD Holdings or the Issuer (other than Disqualified Stock) other than (i) public offerings with respect to the Company's, Intermediate Holdings', HDD Holdings' or the Issuer's common stock registered on Form S-8 or any successor form, (ii) any such public or private sale that constitutes an Excluded Contribution and (iii) other issuances upon exercise of options by employees of the Company, Intermediate Holdings, HDD Holdings or the Issuer or any of their Restricted Subsidiaries.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Contributions" means the net cash proceeds received by the Company after the Closing Date from (i) contributions (other than from a Subsidiary of the Company) to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(5)(C).

     "Existing Notes" means the debt securities of Seagate Technology Inc. issued under the Indenture dated as of March 1, 1997, between Seagate Technology, Inc. and First Trust of California, National Association, as trustee, including any supplemental indentures thereto.

     "Existing Unrestricted Entity" means each of Seagate Technology Investments Holdings LLC and each of its Subsidiaries and entities in which it has made Investments (including CacheVision, Inc., Iolon, Inc. and e2open.com LLC) as of the Closing Date; provided, however, that each of the foregoing Persons shall cease to be an Existing Unrestricted Entity at the time that such Person becomes a Restricted Subsidiary.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, the Fair Market Value of property or assets which involve (a) an aggregate amount in excess of $25 million, shall be set forth in a resolution approved by the Board of Directors in good faith and (b) an aggregate amount in excess of $50 million, shall have been determined in writing by a nationally recognized appraisal or investment banking firm.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entities as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "HDD Holdings" means Seagate Technology HDD Holdings, an exempted limited liability company incorporated under the laws of the Cayman Islands and the parent company of the Issuer.

     "Hedging Agreement" means any Currency Agreement, any Interest Rate Agreement and any Commodity Agreement.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Hedging Agreement.

     "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication: (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (5) all Capitalized Lease Obligations and all Attributable Debt of such Person; (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (8) Hedging Obligations of such Person; and (9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date and in no event shall it include any liabilities incurred under the Deferred Compensation Plans.

     "Indemnification Agreement" means that certain Indemnification Agreement dated as of March 29, 2000 among Seagate Technology, Inc., VERITAS Software Corporation and Suez Acquisition Company (Cayman) Limited, as amended from time to time on or prior to the Closing Date.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

     "Intermediate Holdings" means Seagate Technology Holdings, an exempted limited liability company incorporated under the laws of the Cayman Islands and the parent company of HDD Holdings.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Issue Date" , with respect to any Initial Securities, means the date on which such Initial Securities are originally issued.

     "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "liquidated damages" means any liquidated damages payable under a Registration Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger and Reorganization dated as of March 29, 2000, by and among VERITAS Software Corporation, Victory Merger Sub, Inc. and Seagate Technology, Inc., as amended from time to time on or prior to the Closing Date.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Person pursuant to the terms of this Indenture.

     "Note Guarantor" means any Person that has issued a Note Guarantee.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Issuer. "Officer" of a Note Guarantor has a correlative meaning.

     "Offering Memorandum" means the Offering Memorandum dated November 17, 2000, relating to the issuance of the Original Securities.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, the Company or a Note Guarantor or the Trustee.

     "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

     "Permitted Holders" means the Sponsors, members of management of the Company, Intermediate Holdings, HDD Holdings or the Issuer who own Capital Stock of the Company on the Closing Date and each of their Affiliates.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
(3) Temporary Cash Investments; (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6) loans or advances to employees and directors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $5 million at any one time outstanding; (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;
(9) any Person; provided, that such Investment exists on the Closing Date and any Investment that replaces or refunds such an Investment; provided, that the replacing or refunding Investment is in an amount that does not exceed the amount of the replaced or refunded Investment (valued at the time made and without giving effect to subsequent changes in value) and is made in the same Person as the replaced or refunded Investment; (10) Persons other than Restricted Subsidiaries (including, but not limited to, Iolon, Inc., CacheVision, Inc., e2open.com LLC and Seagate Technology Investments Holdings
LLC) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $150 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that not more than $75 million in aggregate Fair Market Value of such Investments may be made in any calendar year; (11) Hedging Agreements permitted under Section 4.03(b)(v); (12) any Person; provided, that the payment for such Investments consists solely of Capital Stock of the Company or its Subsidiaries (other than Disqualified Stock or, except in the case of the Company, Intermediate Holdings or HDD Holdings, Preferred Stock); (13) any Person; provided, that such Investment is acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries on a lien;
(14) any Person consisting of Guarantees issued in accordance with Section 4.03;
(15) any Person consisting of the licensing of intellectual property pursuant to joint ventures, strategic alliances or joint marketing arrangements with such Person, in each case made in the ordinary course of business; and (16) a vendor or supplier consisting of loans or advances to such vendor or supplier in connection with any guarantees to the Company or any Restricted Subsidiary of supply by, or to fund the supply capacity of, such vendor or supplier, in any case not to exceed $50 million at any one time outstanding.

     "Permitted Junior Securities" shall mean debt or equity securities of the Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Issuer to at least the same extent that the Securities are subordinated to the payment of all Senior Indebtedness of the Issuer on the Closing Date, so long as to the extent that any Senior Indebtedness of the Issuer outstanding on the date of consummation of any such plan or reorganization or readjustment is not paid in full in cash or Temporary Cash Investments on such date, the holders of any such Senior Indebtedness not so paid in full in cash or Temporary Cash Investments have consented to the terms of such plan or reorganization or readjustment. "Permitted Junior Securities" of a Note Guarantor shall have a correlative meaning.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "Publicly Traded Equity Securities" means equity securities of companies (other than any Affiliate of the Company) which are listed on the New York Stock Exchange, the Nasdaq National Market, or another recognized national securities exchange.

     "Purchase Money Indebtedness" means Indebtedness (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

     "Qualified Releasing Event" means, with respect to any Designated Subsidiary, (a) a transfer by the Company or any Subsidiary of the Company of all the outstanding Capital Stock of such Designated Subsidiary, or (b) a bona fide underwritten initial public offering of shares of voting common stock of such Designated Subsidiary in which at least 10% of the aggregate outstanding shares of voting common stock of such Designated Subsidiary (calculated on a fully diluted basis after giving effect to all options to acquire voting common stock of such Designated Subsidiary then outstanding, regardless of whether such options are currently exercisable) is issued, in each case, to Persons other than (i) the Company, (ii) any Affiliate of the Company, (iii) any director, officer or employee of the Company or any Affiliate of the Company or (iv) any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or a Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or such Note Guarantee at least to the same extent as the Indebtedness being Refinanced; provided, however, that clauses (1) and (2) will not apply to any refunding or refinancing of any Senior Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary (other than the Issuer) that Refinances Indebtedness of the Issuer or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date or which constitutes a reasonable extension or expansion of their businesses.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means the Issuer, HDD Holdings, Intermediate Holdings and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between (i) the Company and a Note Guarantor or a Wholly Owned Subsidiary
(ii) Note Guarantors, (iii) Wholly Owned Subsidiaries or (iv) a Note Guarantor and a Wholly Owned Subsidiary.

     "S&P" means Standard & Poor's Rating Service.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Issuer secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

     "Securities" means the Securities issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" of the Issuer or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, Bank Indebtedness and all other Indebtedness of the Issuer or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities or such Note Guarantor's Note Guarantee, as applicable; provided, however, that Senior Indebtedness of the Issuer or any Note Guarantor shall not include: (1) any obligation of the Issuer to the Company or any other Subsidiary of the Company or any obligation of such Note Guarantor to the Company or any other Subsidiary of the Company; (2) any liability for U.S. Federal, state, local or other taxes owed or owing by the Issuer or such Note Guarantor, as applicable; (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities); (4) any Indebtedness or obligation of the Issuer or such Note Guarantor, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or such Note Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Issuer or such Note Guarantor, as applicable;
(5) any obligations with respect to any Deferred Compensation Plan; (6) any obligations with respect to any Capital Stock; or (7) any Indebtedness Incurred in violation of this Indenture. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to Section 548 of Title 11 of the United States Bankruptcy Code or any applicable state fraudulent conveyance law, such Senior Indebtedness will nevertheless constitute Senior Indebtedness.

     "Senior Subordinated Indebtedness" of the Issuer means the Securities and any other Indebtedness of the Issuer that specifically provides that such Indebtedness is to rank equally with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

     "Shareholders' Agreement" means each of (i) that certain Shareholders' Agreement to be entered as of the Closing Date among each of the Sponsors and the Company and (ii) that certain Management Shareholders Agreement to be entered as of the Closing Date among each of the members of the management group that will hold ordinary shares of the Company on the Closing Date and the Company, each as in effect on the Closing Date.

     "Significant Subsidiary" means any Restricted Subsidiary other than the Issuer that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Sponsors" means Silver Lake Capital Partners, L.P., Integral Capital Partners, TPG Partners III, L.P., August Capital, Chase Capital Partners and GS Capital Partners III, L.P. and each of their respective Affiliates that is a party to the Shareholders' Agreement.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of March 29, 2000 among the Company, the Issuer and Seagate Software Holdings, Inc., as amended from time to time on or prior to the Closing Date.

     "Subordinated Obligation" means any Indebtedness of the Issuer (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person; provided, that HDD Holdings and Intermediate Holdings and their Subsidiaries shall each be deemed to be a Subsidiary of the Company at all times and for all purposes under this Indenture.

     "Temporary Cash Investments" means any of the following: (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(1) above entered into with a bank meeting the qualifications described in clause (2) above, (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc., and (6) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from Moody's Investors Service, Inc. or S&P.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Closing Date, except as provided in Section 9.03.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" means the transactions contemplated by the Stock Purchase Agreement, the Merger Agreement, the Credit Agreement and the issuance of the Original Securities including, in each case, the payment of fees and expenses in connection therewith, all on the terms described in the Offering Memorandum.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2004; provided, however, that if the period from the redemption date to November 15, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2004, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means Seagate Technology Investments Holdings LLC and (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company but excluding the Issuer, HDD Holdings and Intermediate Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) or the Consolidated Coverage Ratio would be greater than such ratio immediately prior to such designation and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described under Section 4.03, whenever it is necessary to determine whether the Company or the Restricted Subsidiaries have complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

     SECTION 1.02. Other Definitions.

                                                                   Defined in
Term                                                                Section
----                                                               ----------
"Additional Amounts".............................................   4.12
"Affiliate Transaction"..........................................   4.07(a)
"Appendix".......................................................   Preamble
"Bankruptcy Law".................................................   6.01
"beneficially own"...............................................   1.01
"Blockage Notice"................................................   10.03
"Change of Control Offer"........................................   4.08(b)
"covenant defeasance option".....................................   8.01(b)
"Custodian"......................................................   6.01
"Definitive Security"............................................   Appendix A
"Designated Subsidiary Investments"..............................   4.04(b)(15)

                                                                   Defined in
Term                                                                Section
----                                                               ----------
"Event of Default"...............................................   6.01
"Exchange Securities"............................................   Preamble
"Global Securities"..............................................   Appendix A
"Guarantee Blockage Notice"......................................   12.03
"Guarantee Payment Blockage Period"..............................   12.03
"Guaranteed Obligations".........................................   11.01(a)
"incorporated provision".........................................   13.01
"Initial Securities".............................................   Preamble
"legal defeasance option"........................................   8.01(b)
"Legal Holiday"..................................................   13.08
"Notice of Default"..............................................   6.01
"Offer"..........................................................   4.06(b)
"Offer Amount"...................................................   4.06(c)(ii)
"Offer Period"...................................................   4.06(c)(ii)
"Original Securities"............................................   Preamble
"pay its Guarantee"..............................................   12.03
 "pay the Securities"............................................   10.03
"Paying Agent"...................................................   2.04(a)
"Payment Blockage Period"........................................   10.03
"Private Exchange"...............................................   Appendix A
"Private Exchange Securities"....................................   Appendix A
"protected purchaser"............................................   2.08
"Purchase Date"..................................................   4.06(c)(i)
"Registration Agreement".........................................   Appendix A
"Registered Exchange Offer"......................................   Appendix A
"Registrar"......................................................   2.04(a)
"Restricted Payment".............................................   4.04(a)
"Securities Custodian"...........................................   Appendix A
"Successor Company"..............................................   5.01(a)(i)


     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities and the Note Guarantees.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer, the Note Guarantors and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) "including" means including without limitation;

     (e) words in the singular include the plural and words in the plural include the singular;

     (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

     (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

     (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

     (i) all references to "$" or "dollars" are to U.S. Dollars.

                                    ARTICLE 2

                                 The Securities

     SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

     With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

          (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

          (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

          (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code;

          (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

          (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

     If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

     SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication, (b) Private Exchange Securities and the Trustee's certificate of authentication and (c) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

     SECTION 2.03. Execution and Authentication. One Officer of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

     If an Officer of the Issuer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

     (b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

     (c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

     SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest and liquidated damages (if any) on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and liquidated damages (if any) when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of

Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and liquidated damages (if any) on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     Prior to the due presentation for registration of transfer of any Security, the Issuer, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

     All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

     Every replacement Security is an additional obligation of the Issuer.

     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

     SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation, those paid pursuant to this Section 2.09 and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

     If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

     SECTION 2.11. Cancelation. The Issuer at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

     SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.13. CUSIP and ISIN Numbers. The Issuer in issuing the Securities may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.


                                    ARTICLE 3

                                   Redemption

     SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to paragraph 5 or 6 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

     The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to 3 business days prior to the date the Trustee mails notice of such redemption to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

     The notice shall identify the Securities to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price and the amount of accrued interest to the redemption date;

          (iii) the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

     (b) At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and liquidated damages, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

     SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    Covenants

     SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest and liquidated damages, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and liquidated damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act provided, however, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the trustee, Holders and prospective Holders (upon request) within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, following a public equity offering, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer or any Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be at least 5.0:1.

     (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Bank Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $900 million;

          (ii) Indebtedness of the Company owed to and held by any Note Guarantor or Wholly Owned Subsidiary or Indebtedness of a Note Guarantor or Wholly Owned Subsidiary owed to and held by the Company or another Note Guarantor or Wholly Owned Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Note Guarantor or Wholly Owned Subsidiary ceasing to be a Note Guarantor or Wholly Owned Subsidiary, as applicable, or any subsequent transfer of any such Indebtedness (except to the Company or another Note Guarantor or Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (3) if a Note Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Note Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Note Guarantor with respect to its Note Guarantee;

          (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities) and the Note Guarantees, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above); provided, however, that all Indebtedness of the Company and its Subsidiaries in respect of the Existing Notes shall only be permitted to be outstanding under this clause (2) until 45 days or, if the date of redemption of the Existing Notes shall be reasonably extended by the trustee under the indenture under which the Existing Notes were issued, the earlier of the extended date of redemption and 120 days following the Closing Date; provided, further, that Indebtedness under the Existing Notes shall only be permitted under this clause (2) to the extent that sufficient funds to effect the redemption of the Existing Notes remain deposited in trust for that purpose, on the terms described in the Offering Memorandum under "The Transactions -- Redemption of Existing Senior Notes", (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (4) consisting of Guarantees by the Issuer or a Note Guarantor of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Note Guarantee of such Restricted Subsidiary, as applicable, any such Guarantee of such Note Guarantor with respect to such Indebtedness or other obligations shall be subordinated in right of payment to the Securities or such Note Guarantor's Note Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Note Guarantee of such Restricted Subsidiary, as applicable;

          (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, either (x) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) or (y) the Consolidated Coverage Ratio after giving effect to such acquisition would be (A) greater than the Consolidated Coverage Ratio immediately prior to such acquisition and (B) at least 4.5:1 and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

          (v) Indebtedness (1) in respect of performance bonds, workman's compensation, completion guarantees, bankers' acceptances, letters of credit and bid, surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (2) under Hedging Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business or entered into in connection with the redemption of the Existing Notes; provided, however, that such Hedging Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates, exchange rates, commodity prices or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Purchase Money Indebtedness, mortgage financings, Capitalized Lease Obligations and Attributable Debt in respect of Sale/Leaseback Transactions in an aggregate principal amount not in excess of $125 million at any time outstanding;

          (vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the disposition of any business, assets or a subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (ix) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

          (x) obligations arising from or representing deferred compensation to employees of the Company or its Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are Incurred in the ordinary course of business; and

          (xi) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other

     Indebtedness Incurred pursuant to this clause (xi) and then outstanding, shall not exceed $75 million.

     (c) Notwithstanding the foregoing, the Issuer or any Note Guarantor shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities or such Note Guarantor's Note Guarantee to at least the same extent as such Subordinated Obligations. The Issuer shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Issuer shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Note Guarantor shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

     (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness, (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Issuer, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses, provided, however, subject to clause (i) above, that at any time that the Company or a Note Guarantor is permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a), the Issuer may reclassify

Indebtedness originally Incurred pursuant to one or more clauses of Section 4.03(b) as Indebtedness Incurred pursuant to Section 4.03(a), and (iv) for purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to the U.S. dollar covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, shall be determined on the date such Refinancing Indebtedness is Incurred.

     SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, except in the case of the Company, Intermediate Holdings or HDD Holdings, Preferred Stock), (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis) and (z) following a bona fide underwritten initial public offering of Capital Stock (other than Disqualified Stock) of Intermediate Holdings or HDD Holdings, dividends or distributions consisting of Capital Stock of the same class and series (or convertible into the same class and series) of Intermediate Holdings or HDD Holdings, as applicable; (2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company held by any Person or any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary); (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (a) the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and (b) Indebtedness permitted under Section 4.03(b)(ii)); (4) make any distribution or other payment (whether in cash, securities or other property or any combination thereof) under or in respect of any Deferred Compensation Plan; or (5) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A) a Default shall have occurred and be continuing (or would result therefrom);

          (B) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (including, if the amount so expended is other than in cash, the Fair Market Value of such Restricted Payments) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (ii) the aggregate Net Cash Proceeds received by the Company from contributions to its capital and from the issue or sale of its Capital Stock (other than Disqualified Stock, Excluded Contributions or Designated Preferred Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

               (iii) the amount by which Indebtedness of the Company or the Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (iv) an amount equal to the sum of (x) the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or a Restricted Subsidiary) resulting from (A) Net Cash Proceeds received from repurchases, repayments or redemptions of such Investments by such Person, Net Cash Proceeds realized on the sale of such Investments, Net Cash Proceeds representing the return of capital (excluding dividends and distributions) and cash repayments of loans or advances which constituted Restricted Payments, in each case received by the Company or any Restricted Subsidiary or (B) to the extent such Person is an Unrestricted Subsidiary, the merger, consolidation or amalgamation of such Person with or into the Company or a Restricted Subsidiary; provided, that the surviving entity is the Company or a Restricted Subsidiary and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; and

               (v) the aggregate Net Cash Proceeds received by the Company or a Restricted Subsidiary from the issue or sale of Capital Stock (other than Disqualified Stock) of Intermediate Holdings or HDD Holdings in a bona fide underwritten public offering subsequent to the Closing Date (other than an issuance or sale to (x) the Company or a Subsidiary or Affiliate of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries).

     (b) The provisions of Section 4.04(a) shall not prohibit:

          (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) shall be excluded from the calculation of amounts under
     Section 4.04(a)(5)(C);

          (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

          (4) dividends or distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividends or distributions would have complied with this Section 4.04; provided, however, that such dividends or distributions shall be included in the calculation of the amount of Restricted Payments;

          (5) any repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, provided, however, that such repurchase will be excluded in the calculation of the amount of Restricted Payments;

          (6) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors in good faith under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $25 million in any calendar year (with unused amounts in any calendar year (together with any increase in such amounts for any calendar year permitted by the following proviso) being permitted to be carried over for the two succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds received by the Company or any of its Restricted Subsidiaries in such calendar year from the sale of Capital Stock of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock) to members of management or directors of the Company or any of its Restricted Subsidiaries that occurs after the Closing Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.04(a)(5)(C)) plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year after the Closing Date; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;


          (7) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or its Restricted Subsidiaries issued or Incurred in accordance with Section 4.03; provided, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (8) the payment of dividends on the Company's, Intermediate Holdings', HDD Holdings' or the Issuer's common stock following the first bona fide underwritten public offering of common stock of the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, after the Closing Date, of up to 6% per annum of the net proceeds received by the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, from such public offering; provided, however, that (A) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, from such public offering and (B) such dividends shall be included in the calculation of the amount of Restricted Payments;

          (9) the payment of annual management, consulting, monitoring and advisory fees to any of the Sponsors; provided, that any such payment is permitted by Section 4.07; provided, further, that any such payment shall be excluded in the calculation of the amount of Restricted Payments;

          (10) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Closing Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the declaration of any such dividend after giving effect to such dividend on a pro forma basis, the Consolidated Coverage Ratio would have been at least 5.0:1 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) shall not exceed the Net Cash Proceeds received by the Company from the sale of Designated Preferred Stock issued after the Closing Date; provided, further, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (11) payments which are contemplated by the Stock Purchase Agreement, the Indemnification Agreement and the Shareholders' Agreement and the related transactions on the terms described in the Offering Memorandum, including the payment of retention bonuses to senior managers of the Company and its Subsidiaries; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (12) Investments that are made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

          (13) the declaration and payment of dividends or distributions on the Company's Capital Stock or payments in respect of Deferred Compensation Plans (i) consisting of Capital Stock (other than Disqualified Stock or Preferred Stock) of an Existing Unrestricted Entity or (ii) with the Net Cash Proceeds, property, assets or other forms of consideration received by the Company or a Restricted Subsidiary from the issue or sale of Capital Stock (other than Disqualified Stock or Preferred Stock) of an Existing Unrestricted Entity (other than an issuance or sale to (x) the Company or a Subsidiary or Affiliate of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided that (A) no Default shall have occurred and be continuing or would occur as a result of such dividend or distribution, (B) with respect to any dividend or distribution made with consideration received by the Company or a Restricted Subsidiary as described in clause (ii) above, if the consideration for such issue or sale consists, in whole or in part, of any property, assets or other form of consideration other than cash, such dividends or distributions shall be paid in the form of cash, property, assets or such other form of consideration such that the relative proportions of cash, property, assets and such other form of consideration comprising such dividend or distribution shall be the same as the relative proportions of cash, property, assets and such other form of consideration comprising the consideration received upon such issue or sale, (C) with respect to dividends or distributions in the form of Capital Stock (other than Disqualified Stock or Preferred Stock) of an Existing Unrestricted Entity, such Existing Unrestricted Entity shall have previously consummated a bona fide underwritten initial public offering of Capital Stock (other than Disqualified Stock or Preferred Stock) of the same class and series as the Capital Stock to be dividended or distributed (or into which the Capital Stock to be dividended or distributed is convertible) registered under the Securities Act, (D) such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments and (E) the Net Cash Proceeds and any value attributable to any property, assets or other form of consideration received in connection with such issue or sale described in clause (ii) above shall be excluded from the calculation of amounts under Section 4.04(a)(5)(C);

          (14) the declaration and payment of dividends on the Company's Capital Stock within 30 days after the end of any calendar year for the purpose of providing the holders of the Company's Capital Stock (the "Equity Holders") with cash (or Publicly Traded Equity Securities) to pay United States income taxes attributable to taxable income of the Company and its Subsidiaries for such calendar year attributed to the Equity Holders (such dividends, "Tax Distributions"); provided that (A) on the date of each such declaration and payment the Company is treated as a pass-through entity for United States Federal income tax purposes or a controlled foreign corporation for United States Federal income tax purposes, (B) the maximum amount of Tax Distributions that may be declared and paid pursuant to this clause (14) in any calendar year shall be equal to (x)(a) if the Company is a pass-through entity for United States Federal income tax purposes, the amount of taxable income of the Company for such calendar year (for the purposes of the calculation made pursuant to this clause (B)(x)(a), the taxable income of the Company shall be assumed to be the taxable income the Company would have had if it were a corporation incorporated in the United States, including any "Subpart F income" (within the meaning of Section 952 of the Code, which for the purposes of this clause (14) shall include income includable under Section 951(a)(1)(B) of the Code) of its subsidiaries that it would be required to include in its taxable income if it were such a corporation), reduced by the amount of taxable loss allocated to the Equity Holders for all prior calendar years (except to the extent such taxable losses have been previously taken into account with respect to a prior calendar year under this clause (B)(x)(a)) or (b) if the Company is a controlled foreign corporation, the aggregate amount of the Company's Subpart F income for such calendar year (and, to the extent such Subpart F income would be attributed to the Equity Holders, the Subpart F income of the Company's subsidiaries for such calendar year), multiplied by
     (y) 40%, (C) the Company shall have delivered to the Trustee at least 30 calendar days prior to the declaration of such Tax Distribution or any interim Tax Distribution pursuant to clause (F) below, a notice, certified by the Chief Financial Officer of the Company, setting forth in detail reasonably satisfactory to the Trustee the basis for the determination of the amount of such Tax Distribution, (D) if any Tax Distribution is made pursuant to this clause (14) in respect of any taxable income realized on any sale of any asset or Capital Stock, the consideration for which consists in whole or in part of Publicly

     Traded Equity Securities, such Tax Distribution shall be made in the form of cash and Publicly Traded Equity Securities such that the ratio of cash to Publicly Traded Equity Securities comprising such Tax Distribution shall be the same as the ratio of cash to Publicly Traded Equity Securities comprising the consideration received upon such sale, to the extent that the Company is legally permitted to make such Tax Distribution in any form other than cash, (E) Tax Distributions in respect of any taxes attributable to the taxable income of an Unrestricted Subsidiary shall only be permitted if they are made with the proceeds of dividends or distributions from an Unrestricted Subsidiary that are received by the Company or a Restricted Subsidiary; provided, that the amount of such dividends and distributions will not increase the amount available for Restricted Payments under
     Section 4.04(a)(5)(C), (F)(i) interim Tax Distributions may be made during each calendar year on or shortly after April 10, June 10, September 10 and December 31 of such year for the purpose of providing the Equity Holders with cash to pay estimated United States income taxes attributable to taxable income of the Company and its Subsidiaries for such taxable year, based on good-faith estimates of such estimated tax liability made by the Company and (ii) if any such interim Tax Distributions are made by the Company during a taxable year, then within 30 calendar days after the end of such calendar year the Company shall deliver to the Trustee a determination of the maximum amount of Tax Distributions that may be made for such calendar year under clause (B) above, and if the aggregate interim Tax Distributions made for such calendar year exceed such maximum, then such excess amount ("Excess Interim Tax Distributions") shall be applied to reduce amounts payable under any clause of paragraph (b) for the next calendar year and to the extent not so applied, shall be carried forward for application against such amounts in a future calendar year, and (G)(i) any Tax Distributions (excluding any Excess Interim Tax Distributions) paid pursuant to this clause (14) shall be excluded in the calculation of the amount of Restricted Payments and (ii) any Excess Interim Tax Distributions shall be included in the amount of Restricted Payments;

          (15) the declaration and payment of dividends or distributions on the Company's Capital Stock or payments in respect of Deferred Compensation Plans with the Net Cash Proceeds received by the Company or a Restricted Subsidiary (other than a Designated Subsidiary) from an issue or sale (other than an issuance or sale to (x) the Company or a Subsidiary or Affiliate of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) of Capital Stock (other than Preferred Stock or Disqualified Stock) of a Designated Subsidiary in an amount equal to such Net Cash Proceeds from such issuance or sale less the aggregate amount of all Investments (other than Investments which may be deemed to have been made as a result of services performed in the ordinary course of business) in such Designated Subsidiary made by the Company or a Restricted Subsidiary that are outstanding at such time (with the amount of any Investment being measured at the time such Investment was made and not giving effect to any subsequent changes in value subject to
     Section 4.17) (such aggregate amount being hereinafter called "Designated Subsidiary Investments"); provided, however, that (A) after giving effect to such dividend or distribution or payments, the Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a), (B) at least 50% of the term loans under the Credit Agreement outstanding on the Closing Date (and any Indebtedness Refinancing such term loans) shall have been repaid, (C) the long-term senior unsecured debt of the Issuer shall be rated at least (x) Baa3 by Moody's and (y) BBB- by S&P, and each of Moody's and S&P shall have reaffirmed its rating of the long-term senior unsecured debt of the Issuer after having been informed of such dividend, distribution or payment and (D) no Default shall have occurred and be continuing or would occur as a result of such dividend or distribution; provided, further, that (X) such Net Cash Proceeds shall be excluded from the calculation of amounts under Section 4.04(a)(5)(C) and (Y) such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (16) the declaration and payment of dividends or distributions on the Company's Capital Stock or payments in respect of Deferred Compensation Plans (i) consisting of Capital Stock (other than Disqualified Stock or Preferred Stock) of a Designated Subsidiary or (ii) in the form of Publicly Traded Equity Securities received by the Company or a Restricted Subsidiary (other than a Designated Subsidiary) from the issuer of such Publicly Traded Equity Securities as consideration for the issue or sale of Capital Stock (other than Preferred Stock or Disqualified Stock) of a Designated Subsidiary; provided, however, that (A) with respect to dividends or distributions in the form of Capital Stock (other than Disqualified Stock or Preferred Stock) of a Designated Subsidiary as described in clause (i) above, such Designated Subsidiary shall have previously consummated a bona fide underwritten initial public offering of Capital Stock (other than Disqualified Stock or Preferred Stock) of the same class and series as the Capital Stock to be dividended or distributed (or into which the Capital Stock to be dividended or distributed is convertible) registered under the Securities Act, (B) the Company or a Restricted Subsidiary (other than a Designated Subsidiary) shall retain a portion of (I) in the event of a dividend or distribution in the form of Capital Stock (other than Disqualified Stock or Preferred Stock) of a Designated Subsidiary as described in clause (i) above, the Capital Stock of such Designated Subsidiary or (II) in the event of a dividend or distribution of Publicly Traded Equity Securities received as consideration for the sale of Capital Stock of a Designated Subsidiary as described in clause (ii) above, such Publicly Traded Equity Securities, in each case having a Fair Market Value at least equal to the amount of Designated Subsidiary Investments outstanding at such time, (C) after giving effect to such dividend or distribution the Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a), (D) at least 50% of the term loans under the Credit Agreement outstanding on the Closing Date (and any Indebtedness Refinancing such term loans) shall have been repaid, (E) the long-term senior unsecured debt of the Issuer shall be rated at least
     (x) Baa3 by Moody's and (y) BBB- by S&P, and each of Moody's and S&P shall have reaffirmed its rating on the long-term senior unsecured debt of the Issuer after having been informed of such dividend, distribution or payment and (F) no Default shall have occurred and be continuing or would occur as a result of such dividend or distribution; provided, further, that (X) any value attributable to such Publicly Traded Equity Securities received as described in clause (ii) above shall be excluded from the calculation of amounts under Section 4.04(a)(5)(C) and (Y) such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments; and

          (17) other Restricted Payments in an aggregate amount not to exceed $25 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

     SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary, (2) make any loans or advances to the Company or any Restricted Subsidiary or (3) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

          (A) any encumbrance or restriction pursuant to applicable law, rule, regulation, or order or an agreement in effect at or entered into on the Closing Date;

          (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (C) in the case of clause (3), any encumbrance or restriction

               (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

               (ii) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

          (D) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (E) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (F) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (G) any encumbrance or restriction contained in an agreement evidencing Indebtedness of a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to Section 4.03; provided, however, that such encumbrance or restriction applies only in the event of and during the continuance of a default contained in such agreement; and

          (H) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (G) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     SECTION 4.06. Limitation on Sales of Assets and Capital Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or a Note Guarantor or Indebtedness (other than obligations in respect of Preferred Stock) of a Wholly Owned Subsidiary other than the Issuer or a Note Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within one year after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in Section 4.06(b)) to purchase Securities pursuant to and subject to the conditions set forth in Section 4.06(b); provided, however, that if the Issuer elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Subordinated Indebtedness of the Issuer; and (D) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of this Indenture; provided, however that (X) in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or
(D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value and (Y) any Asset Disposition consisting of the sale of Capital Stock of a Designated Subsidiary shall not be subject to Section 4.06(a)(3). Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $15,000,000.

     For the purposes of this Section 4.06, the following are deemed to be cash:
(A) the assumption of Indebtedness of (i) the Issuer (other than obligations in respect of Disqualified Stock of the Issuer) or (ii) the Company or any Restricted Subsidiary other than the Issuer (other than obligations in respect of Disqualified Stock and Preferred Stock of the Company or a Restricted Subsidiary that is a Note Guarantor) and the release of the Issuer, the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (B) securities received by the Company or any Restricted Subsidiary in an Asset Disposition from the transferee with respect to which the Company or such Restricted Subsidiary shall use its reasonable best efforts to convert into cash within 90 days after the later to occur of (i) the consummation of such Asset Disposition or (ii) the expiration of any lock-up or similar restriction on the right of the Company or such Restricted Subsidiary to dispose of such securities; provided, that all the cash received upon such conversion shall be Net Available Cash for the purposes of, and applied in accordance with, this Section 4.06, (C) any assets related to a Permitted Business received in exchange for assets of comparable Fair Market Value in the good faith determination of the Board of Directors of the Company, and (D) Publicly Traded Equity Securities that are received in exchange for a sale of Capital Stock (other than Preferred Stock or Disqualified Stock) of a Designated Subsidiary.

     (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(3)(C), the Issuer shall be required (i) to purchase Securities tendered pursuant to an offer by the Issuer for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in Section 4.06(c) and (ii) to purchase other Senior Subordinated Indebtedness of the Issuer on the terms and to the extent contemplated thereby (provided that in no event shall the Issuer offer to purchase such other Senior Subordinated Indebtedness of the Issuer at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon). If the aggregate purchase price of Securities (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Subordinated Indebtedness), the Issuer shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(3)(D). The Issuer shall not be required to make an Offer for Securities (and other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(3)) is less than $15 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) (i) Promptly, and in any event within 10 days after the Issuer becomes obligated to make an Offer, the Issuer shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in Section 4.06(c)(iii).

     (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Issuer to the Trustee is greater than the purchase price of the Securities (and other Senior Subordinated Indebtedness) tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

     (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Subordinated Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Issuer shall select the Securities and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities and other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     (iv) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (v) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms (1) that are no less materially favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) that, in the event such Affiliate Transaction involves an amount in excess of $50 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     (b) The provisions of Section 4.07(a) shall not prohibit (1) any Restricted Payment permitted to be paid pursuant to Section 4.04, (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in good faith, (3) the grant of stock options or similar rights to employees and directors of the Company or any of its Restricted Subsidiaries pursuant to plans approved by the Board of Directors in good faith, (4) loans or advances to employees, directors or consultants in the ordinary course of business, which are approved by the Board of Directors in good faith in an amount not to exceed $10 million outstanding at any one time, (5) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company and its Subsidiaries, (6) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date on the terms described in the Offering Memorandum and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the Securities in any material respect, (8) the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company, Intermediate Holdings, HDD Holdings or the Issuer to any Permitted Holder, (9) the payment by the Company or any of its Restricted Subsidiaries of (i) annual management, consulting, monitoring and advisory fees and any related and reasonable out-of-pocket expenses to any of the Sponsors in an aggregate amount, for all the Sponsors, not to exceed $5 million in any calendar year and (ii) fees to any of the Sponsors paid for any financial advisory, financing, underwriting or placement services including, without limitation, in connection with any acquisition transaction or divestiture entered into by the Company or any Restricted Subsidiary; provided, however, that the aggregate amount of fees paid to all of the Sponsors under this clause (ii) in respect of any transaction shall not exceed the lesser of
(A) 25% of the total amount of such transaction and (B) the greater of 2% of the total amount of such transaction and $2 million, (10) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the good faith determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (11) any agreement as in effect as of the Closing Date on the terms described in the Offering Memorandum or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect) or any transaction contemplated thereby, (12) the payment of all fees and expenses related to the Transactions, including fees to each of the Sponsors, on the terms described in the Offering Memorandum, or (13) any licensing agreement or similar agreement entered into in the ordinary course of business relating to the use of technology or intellectual property between any of the Company and its Subsidiaries, on the one hand, and any company or other Person which is an Affiliate of the Company or its Subsidiaries by virtue of the fact that a Sponsor has made an Investment in or owns any Capital Stock of such company or other Person which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     SECTION 4.08. Change of Control. (a) Upon the occurrence of any, or if applicable, each Change of Control, each Holder shall have the right to require that the Issuer purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Securities pursuant to this
Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Issuer shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b). If the Issuer does not repay Bank Indebtedness in accordance with clause (i) of the immediately preceding sentence or obtain the requisite consents in accordance with clause (ii) of the immediately preceding sentence, then the Issuer will remain prohibited from repurchasing Securities pursuant to this Section 4.08, and the Issuer's failure to purchase Securities shall constitute an Event of Default under Section 6.01(d).

     (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

          (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions determined by the Issuer, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

     (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     (d) On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered to the Trustee for cancelation, and the Issuer shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Holders entitled thereto.

     (e) Notwithstanding the foregoing provisions of this Section, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     (f) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (g) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.09. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

     SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.11. Future Note Guarantors. The Company shall cause (i) at any time that any Bank Indebtedness is outstanding, each Subsidiary of the Company (other than the Issuer) that Incurs or enters into a Guarantee of any Bank Indebtedness and (ii) at any time that no Bank Indebtedness is outstanding, each Restricted Subsidiary of the Company (other than the Issuer) that Incurs any Indebtedness, to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities.

     SECTION 4.12. Additional Amounts. The Issuer, which shall include any Successor Company (as such term is defined in Section 5.01(a)(i)), shall make all its payments under or with respect to the Securities and each Note Guarantor, which shall include any Successor Guarantor (as such term is defined in Section 5.01(b)(i)), shall make all payments under or with respect to the Note Guarantees free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the Cayman Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which it is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the Issuer or any Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the

Securities or the Note Guarantees, the Issuer or the applicable Note Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Cayman Islands of such Securities but including, without limitation, such relevant Holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein); or (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Securities to comply with a request of the Issuer or any Note Guarantor, as the case may be, addressed to the Holder (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Issuer) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge or (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or interest on such Securities; nor shall the Issuer or any Note Guarantor, as applicable, be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Securities for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30-day period), (b) if, at the election of the relevant Holder, the payment of principal of (or premium, if any, on) or interest on such Securities could have been made through another paying agent without such deduction or withholding, or (c) with respect to any payment of principal of (or premium, if any, on) or interest on such Securities to any Holder who is a fiduciary, partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Securities.

     (b) The Issuer shall provide the Trustee with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

     (c) Whenever in this Indenture or in the Securities there is mentioned, in any context: (1) the payment of principal; (2) purchase prices in connection with a purchase of Securities; (3) interest; or (4) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as required under this Section 4.12 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     (d) The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies and other duties (including interest and penalties) that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or the United States (or any political subdivision or taxing authority of either jurisdiction), the jurisdiction of incorporation of any successor of the Issuer, any jurisdiction through which payment is made or in which a paying agent is located or any jurisdiction in which the Issuer is organized or engaged in business for tax purposes, and the Issuer will agree to indemnify the Holders for any such taxes paid by such Holders.

     (e) The obligations arising under this Section 4.12 shall survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Note Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

     SECTION 4.13. Guarantees of Additional Securities. Notwithstanding any other provisions of this Indenture, the Issuer shall not issue any Additional Securities unless at the time of, and after giving effect to, the issuance of such Additional Securities, the Note Guarantee of each Note Guarantor shall be effective with respect to the full amount of the Securities outstanding at such time, and all administrative and regulatory approvals shall have been obtained with respect to such Note Guarantees.

     SECTION 4.14. Rigid Disc Drive Operations. The Company will not permit any Designated Subsidiary to own any material assets used in the rigid disc drive operations of the Company and its Subsidiaries.

     SECTION 4.15. Amendment of Deferred Compensation Plans. The Company will not, and will not permit any Restricted Subsidiary to, (i) amend, modify or waive any of its rights under any Deferred Compensation Plan, except to the extent that such amendments, modifications or waivers, individually and in the aggregate, (1) would not reasonably be expected to be materially adverse to the Holders and (2) would not require the Company or any of its Subsidiaries to make any distributions or other payments (whether in cash, securities or other property or any combination thereof) that would be in violation of the covenants set forth in this Indenture, or (ii) adopt any Deferred Compensation Plan if the terms (including subordination terms) of such Deferred Compensation Plan that are material to the Holders are in any way less favorable to the Holders than the terms of the Deferred Compensation Plans in effect on the Closing Date. Notwithstanding clause (i) above, the Company will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of the subordination terms of any Deferred Compensation Plan in effect on the Closing Date.

     SECTION 4.16. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

     SECTION 4.17. Designated Subsidiary Investments. For the purposes of this Indenture, (1) the aggregate amount of Designated Subsidiary Investments on the Closing Date in each of Seagate Technology SAN Holdings and its Subsidiaries, Seagate Removable Storage Solutions Holdings and its Subsidiaries and Seagate Software Information Management Group Holdings, Inc. and its Subsidiaries shall be deemed to be $189.4 million, $31.5 million and $71.5 million, respectively and (2) following the Closing Date the aggregate amount of Designated Subsidiary Investments in each of such entities shall be based on such amounts outstanding on the Closing Date as set forth in clause (1) as adjusted to reflect further Investments (other than Investments which may be deemed to have been made as a result of services performed in the ordinary course of business) made and reductions in such Investments resulting from repurchases, repayments or redemptions of, or other returns of capital from, such Investments, in each case after the Closing Date. The Company shall provide to the Trustee and the Holders and prospective Holders (upon request) a statement of the amount of Designated Subsidiary Investments in each Designated Subsidiary as of the end of each fiscal quarter within 45 days of the end of such fiscal quarter.

     SECTION 4.18. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

          (1) to the Company or a Wholly Owned Subsidiary;

          (2) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; provided, however, that if such Restricted Subsidiary is a Designated Subsidiary and if any of the proceeds of such issue, sale or other disposition are received by a Person other than the Company or a Restricted Subsidiary (other than a Designated Subsidiary), such Person shall dividend or distribute cash to the Company or a Restricted Subsidiary (other than a Designated Subsidiary) in an amount at least equal to the amount of (x) the Designated Subsidiary Investments with respect to such Designated Subsidiary or (y) if the proceeds of such issue or sale received by such Person are less than the amount of such Designated Subsidiary Investments in such Designated Subsidiary, such proceeds; provided, further, that such dividend or distribution shall be excluded from the calculation of amounts under
     Section 4.04(a)(5)(C); or

          (3) in compliance with the provisions of Section 4.06 and immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary either (A) continues to be a Restricted Subsidiary or
     (B) either (i) if such Restricted Subsidiary is not a Designated Subsidiary and would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made in accordance with Section 4.04 as if made on the date of such issuance or sale and such Investment will be deemed to be an Investment for the purposes of Section 4.04 or (ii) if such Restricted Subsidiary is a Designated Subsidiary and would no longer be a Restricted Subsidiary, then if any of the proceeds of such issuance, sale, or other disposition are received by a Person other than the Company or a Restricted Subsidiary (other than a Designated Subsidiary), such Person shall dividend or distribute cash to the Company or a Restricted Subsidiary (other than a Designated Subsidiary) at least equal to the amount of (x) the Designated Subsidiary Investments with respect to such Designated Subsidiary or (y) if the proceeds of such issue or sale received by such Person are less than the amount of such Designated Subsidiary Investments in such Designated Subsidiary, such proceeds; provided, that (X) such dividend or distribution shall be excluded from the calculation of amounts under Section 4.04(a)(5)(C) and (Y) the remaining Investment of the

     Company and the Restricted Subsidiaries in such Designated Subsidiary shall not be subject to Section 4.04.

     (b) The proceeds of any sale of such Capital Stock (other than a sale of Capital Stock of Intermediate Holdings, HDD Holdings or a Designated Subsidiary) permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of Section 4.06.


                                    ARTICLE 5

                                Successor Company

     SECTION 5.01. When Issuer May Merge or Transfer Assets. (a) The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership or limited liability company organized and existing under the laws of the Cayman Islands or the laws of any political subdivision thereof or the laws of the United States of America, any State thereof or the District of Columbia and (A) the Successor Company (if not the Issuer) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture and (B) if the Successor Company is a partnership or limited liability company, the Successor Company and a Subsidiary of the Successor Company which is a corporation organized and existing under the laws of the Cayman Islands or the laws of any political subdivision thereof or the laws of the United States of America, any State thereof or the District of Columbia shall execute and deliver to the Trustee, in form reasonably satisfactory to the Trustee, a supplemental indenture hereto pursuant to which each shall jointly and severally assume all of the obligations of the Issuer under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, either (A) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to

     Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company would be (i) greater than the Consolidated Coverage Ratio for the Company immediately prior to the such merger, conveyance or transfer and
     (ii) at least 4.5:1; and

          (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

     (b) Each Note Guarantor shall not, and the Company shall not permit any Note Guarantor to, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) except in the case of a Note Guarantor that has been disposed of in its entirety to another Person, the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation, partnership or limited liability company organized and existing under the laws of the jurisdiction under which such Note Guarantor was organized and existing or the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or any Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     (c) Notwithstanding the foregoing and subject to the following proviso: (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Note Guarantor and (ii) the Company, Intermediate Holdings, HDD Holdings or the Issuer may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating the Company, Intermediate Holdings, HDD Holdings or the Issuer, as the case may be, in another jurisdiction to realize tax or other benefits; provided, however, that in the case of any merger or consolidation in which the Issuer is a party if the resulting or surviving Person is a partnership or limited liability company, such Person and a Subsidiary of such Person which is a corporation organized and existing under the laws of the Cayman Islands or the laws of any political subdivision thereof or the laws of the United States of America, any State thereof or the District of Columbia shall execute and deliver to the Trustee, in form reasonably satisfactory to the Trustee, a supplemental indenture pursuant to which each shall jointly and severally assume all of the obligations of the Issuer under the Securities and this Indenture.

                                    ARTICLE 6

                              Defaults and Remedies

     SECTION 6.01. Events of Default. An "Event of Default" occurs if:

          (a) the Issuer defaults in any payment of interest on any Security when the same becomes due and payable or in any payment of liquidated damages, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

          (b) the Issuer (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

          (c) the Company or any Subsidiary fails to comply with Section 5.01;

          (d) the Company or any Subsidiary fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.13, 4.14, 4.15, 4.16, or 4.17
     (other than a failure to purchase Securities when required under Section
     4.06 or 4.08) and such failure continues for 45 days after the notice specified below;

          (e) the Company or any Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

          (f) Indebtedness of the Company, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50 million or its foreign currency equivalent at the time and such failure continues for 30 days after receipt of the notice specified below;

          (g) the Company, Intermediate Holdings, HDD Holdings, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company, Intermediate Holdings, HDD Holdings, the Issuer or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company, Intermediate Holdings, HDD Holdings, the Issuer or any Significant Subsidiary or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of the Company, Intermediate Holdings, HDD Holdings, the Issuer or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (i) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by reputable and creditworthy companies) in excess of $50 million or its foreign currency equivalent against the Company, the Issuer or any Significant Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (j) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified below;

          (k) the Company or any Subsidiary in any proceeding before, or any filing with, any court, tribunal or governmental authority:

               (i) challenges the subordination provisions of any Deferred Compensation Plan;

               (ii) asserts that the subordination provisions of any Deferred Compensation Plan are invalid or unenforceable; or

               (iii) asserts that the obligations of the Issuer and the Note Guarantors in respect of the Securities and the Note Guarantees are not senior obligations under the subordination provisions of any Deferred Compensation Plan; or

          (l) any court, tribunal or government authority of competent jurisdiction:

               (i) judges the subordination provisions of any Deferred Compensation Plan to be invalid or unenforceable; or

               (ii) judges that the obligations of the Issuer and the Note Guarantors under the Securities and the Note Guarantees are not senior obligations under the subordination provisions of any Deferred Compensation Plan.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (d), (e), (f) or (j) above is not an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the

Company or the Subsidiary, as applicable, does not cure such Default within the time specified in clauses (d), (e), (f) or (j) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuer, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or compliance with any provision of this Indenture and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or, subject to
Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Issuer, any Note Guarantor or other Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Issuer to the extent required by Article 10 and to holders of Senior Indebtedness of the Note Guarantors to the extent required by Article 12;

          THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any liquidated damages, respectively; and

          FOURTH: to the Issuer or any other obligor on the Securities.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

     SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Note Guarantors, personally or by agent or attorney.

     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each duly authorized agent, custodian and other Person employed to act hereunder and acting within the limits of such person's actual authority.

     (i) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i), (j), (k) or (l) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 13.02 hereof from the Issuer, any Note Guarantor or any Holder.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

     SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each November 15 beginning with the November 15 following the date of this Indenture, and in any event prior to January 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such November 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed to in writing from time to time by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and each Note Guarantor, jointly and severally shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Note Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer's expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Note Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuer and the Note Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

     To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and liquidated damages, if any, on particular Securities.

     The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the

Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

     (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

     (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

     (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

     SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

     SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When
(i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof, and the Issuer irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and liquidated damages, if any, and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect and the obligations of the Issuer and the Note Guarantors hereunder shall cease. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

     (b) Subject to Sections 8.01(c) and 8.02, the Company and the Issuer at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.14, 4.15, 4.16, 4.17 and 4.18
and the operation of Section 5.01(a)(iii), 6.01(d), 6.01(f), 6.01(g) (other than with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer), 6.01(h) (other than with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer) and 6.01(i) ("covenant defeasance option"). The Company and the Issuer may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Company and the Issuer terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

     If the Company and the Issuer exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company and the Issuer exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (other than with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer), 6.01(h) (other than with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer) or 6.01(i) or because of the failure of the Company and the Issuer to comply with Section 5.01(a)(iii).

     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer and the Note Guarantors terminate.

     (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Company or the Issuer irrevocably deposit in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and liquidated damages (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

          (ii) the Company and the Issuer deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, interest and liquidated damages, if any on, all the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

          (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company, Intermediate Holdings, HDD Holdings or the Issuer occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other agreement binding on the Company or the Issuer and is not prohibited by
     Article 10;

          (v) the Company and the Issuer deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (vi) in the case of the legal defeasance option, the Company and the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income or Cayman Islands tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Company and the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income or Cayman Islands tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income or Cayman Islands tax (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (viii) the Company and the Issuer deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

     (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and liquidated damages, if any, on the Securities. Money and securities so held in trust are not subject to Article 10 or 12.

     SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium, interest or liquidated damages that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

     SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's, the Restricted Subsidiaries', the Issuer's and the Note Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest or liquidated damages on, any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

     SECTION 9.01. Without Consent of Holders. (a) The Issuer, the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article 5;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (iv) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuer or a Note Guarantor (or Representatives thereof) under Article 10 or Article 12, respectively;

          (v) to add additional Guarantees with respect to the Securities or to secure the Securities;

          (vi) to add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Issuer;

          (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (viii) to make any change that does not adversely affect the rights of any Holder under the provisions of this Indenture; or

          (ix) to provide for the issuance, subject to Section 4.03, of the Exchange Securities, Private Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except that the transfer restrictions contained in the Original Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Securities, as a single issue of securities.

     (b) An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Issuer or a Note Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02. With Consent of Holders. (a) The Issuer, the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

          (iii) reduce the principal of or extend the Stated Maturity of any Security;

          (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (v) make any Security payable in money other than that stated in the Security;

          (vi) make any change in Article 10 or Article 12 that adversely affects the rights of any Holder under Article 10 or Article 12;

          (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02 or institute suit for the enforcement of any payment of, or with respect to, such Holder's Securities;

          (viii) modify the Note Guarantees in any manner adverse to the Holders;

          (ix) make any change in the provisions of paragraph 6 of the Securities that adversely affects the rights of any Holder or amend the terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Note Guarantors and the Trustee.

     (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                  Subordination

     SECTION 10.01. Agreement To Subordinate. The Issuer agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and shall rank senior to all existing and future Subordinated Obligations of the Issuers; and only Indebtedness of the Issuer that is Senior Indebtedness of the Issuer shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Securities shall be deemed to include any liquidated damages payable pursuant to the provisions set forth in the Securities and the Registration Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

     SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

          (a) holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, premium (if any), or interest on or any other amount owing in respect of the Securities; and

          (b) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Section 8.01; provided, that on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating this Article 10.

     SECTION 10.03. Default on Senior Indebtedness. The Issuer may not pay the principal of, premium (if any), liquidated damages (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Securities (collectively, "pay the Securities") if (a) any principal of, premium (if any) or interest on, or other amount owing in respect of any Designated Senior Indebtedness of the Issuer is not paid when due or (b) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuer may pay the Securities without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice, (b) by repayment in full in cash of such Designated Senior Indebtedness or (c) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03 and in the two immediately succeeding sentences), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuer may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated

Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuer or the Trustee (provided, that the Trustee shall have received written notice from the Issuer, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of the Issuer (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Issuer is outstanding, the Issuer may not pay the Securities until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

     SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

     SECTION 10.06. Subrogation. After all Senior Indebtedness of the Issuer is paid in full in cash and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on such Senior Indebtedness.

     SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

          (a) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and premium, if any, interest and liquidated damages, if any, on the Securities in accordance with their terms; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive distributions otherwise payable to Holders.

     SECTION 10.08. Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

     SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless a Trust Officer of the Trustee receives notice reasonably satisfactory to it that payments may not be made under this Article 10, and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Issuer, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuer may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

     SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

     SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

     SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and premium, if any, interest and liquidated damages, if any, on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuer or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer.

     SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

     SECTION 10.14. Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                   ARTICLE 11

                                 Note Guarantees

     SECTION 11.01. Note Guarantees. (a) Each Note Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

     (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

     (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note

Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Note Guarantor.

     (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     (e) The Note Guarantee of each Note Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full in cash of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Note Guarantor and is made subject to such provisions of this Indenture.

     (f) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, to the extent permitted by applicable law, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

     (g) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

     (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

     (i) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

     (j) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

     (k) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) A Note Guarantee as to any Note Guarantor that is a Subsidiary of the Company (other than Intermediate Holdings or HDD Holdings) shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 11 upon (i) the merger or consolidation of such Note Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Note Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company or any Subsidiary of the Company) of the Capital Stock of such Note Guarantor, where, after such sale, such Note Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and Section 5.01(b). At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

     (c) A Note Guarantee of any Note Guarantor that is a Subsidiary of the Company shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 11 upon the Company's designation of such Note Guarantor as an Unrestricted Subsidiary; provided that such designation complies with the other applicable provisions of this Indenture.

     (d) At any time that Bank Indebtedness is outstanding, if any Subsidiary of the Company is released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement, then such Subsidiary shall, at the option of the Company, be released and relieved of any obligations under its Note Guarantee.

     (e) (i) At any time that no Bank Indebtedness is outstanding, each Subsidiary of the Company (other than Intermediate Holdings or HDD Holdings) that has no outstanding Indebtedness shall, at the option of the Company, be released from its Note Guarantee; provided, that following any such release the Company shall comply with the provisions of Section 4.11 with respect to such Subsidiary and (ii) each Designated Subsidiary (and each Subsidiary of such Designated Subsidiary) shall be released from its Note Guarantee upon the first Qualified Releasing Event with respect to such Designated Subsidiary.

     (f) A Note Guarantee of any Note Guarantor that is a Subsidiary of the Company shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 11 upon such Note Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure on any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such Note Guarantor is released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement.

     SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

     SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 11.06. Execution of Supplemental Indenture for Future Note Guarantors. Each Subsidiary of the Company which is required to become a Note Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

     SECTION 11.07. Non-Impairment. The failure to endorse a Note Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE 12

                      Subordination of the Note Guarantees

     SECTION 12.01. Agreement To Subordinate. Each Note Guarantor agrees, and each Holder by accepting a Security agrees, that the obligations of a Note Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Note Guarantor. The obligations hereunder with respect to a Note Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Note Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Note Guarantor; and only Indebtedness of such Note Guarantor that is Senior Indebtedness of such Note Guarantor shall rank senior to the obligations of such Note Guarantor in accordance with the provisions set forth herein.

     SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property:

          (a) holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Note Guarantor; and

          (b) until the Senior Indebtedness of such Note Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under Section 8.01 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating this Article 12).

     SECTION 12.03. Default on Designated Senior Indebtedness of a Note Guarantor. A Note Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or purchase, repurchase, redeem or otherwise acquire or retire for value any Securities (collectively, "pay its Guarantee") if (a) any principal of, premium (if any) or interest on or other amount owing in respect of any Designated Senior Indebtedness of such Note Guarantor is not paid when due or (b) any other default on

Designated Senior Indebtedness of such Note Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full in cash; provided, however, that such Guarantor may pay its Guarantee without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Note Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor may not pay its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Note Guarantor and the Issuer) of written notice (a "Guarantee Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness of such Note Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Note Guarantor and the Issuer) from the Person or Persons who gave such Guarantee Blockage Notice, (b) by the repayment in full in cash of such Designated Senior Indebtedness or (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03 and in the two immediately succeeding sentences), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Note Guarantor may resume payments of its Note Guarantee after the end of such Guarantee Payment Blockage Period, including any missed payments. Not more than one Guarantee Blockage Notice may be given with respect to a Note Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Note Guarantor during such period; provided, however, that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Note Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no Default or Event of Default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment

Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such Default or Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

     SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Note Guarantor pursuant to Article 11, the Trustee (provided that the Trustee shall have received written notice from the Issuer or such Note Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor (or their Representative) of such demand. If any Designated Senior Indebtedness of such Note Guarantor is outstanding, such Note Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the Designated Senior Indebtedness of such Note Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

     SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of the Senior Indebtedness of the relevant Note Guarantor and pay it over to them as their respective interests may appear.

     SECTION 12.06. Subrogation. After all Senior Indebtedness of a Note Guarantor is paid in full in cash and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions applicable to Senior Indebtedness of such Note Guarantor. A distribution made under this
Article 12 to holders of Senior Indebtedness of such Note Guarantor which otherwise would have been made to Holders is not, as between such Note Guarantor and Holders, a payment by such Note Guarantor on Senior Indebtedness of such Note Guarantor.

     SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of a Note Guarantor. Nothing in this Indenture shall:

          (a) impair, as between a Note Guarantor and Holders, the obligation of a Note Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Note Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Holders.

     SECTION 12.08. Subordination May Not Be Impaired by a Note Guarantor. No right of any holder of Senior Indebtedness of a Note Guarantor to enforce the subordination of the obligations of such Note Guarantor hereunder shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

     SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless a Trust Officer of the Trustee receives notice reasonably satisfactory to it that payments may not be made under this Article 12, and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. A Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Note Guarantor may give the notice; provided, however, that if an issue of Senior Indebtedness of a Note Guarantor has a Representative, only the Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Note Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness of such Note Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 or any other applicable Section of this Indenture.

     SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Note Guarantor to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Note Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Note Guarantor pursuant to Article 11.

     SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of a Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Note Guarantor and other Indebtedness of a Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Note Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

     SECTION 12.13. Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Note Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Note Guarantor. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Note Guarantor on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

     SECTION 12.16. Defeasance. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of, and interest and liquidated damages, if any, on, the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of any Note Guarantor or be subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to a Note Guarantor or any holder of Senior Indebtedness of Note Guarantor or any other creditor of a Note Guarantor.

                                   ARTICLE 13

                                  Miscellaneous

     SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

     SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                         if to the Issuer or any Note Guarantor:

                         c/o Seagate Technology International
                         920 Disc Drive
                         P.O. Box 66360
                         Scotts Valley, CA. 95067

                         Attention of:
                         William L. Hudson, Senior Vice President, General Counsel and Secretary (Telephone: (831) 439-5370;
                         Facsimile: (831) 438-6675) and

                         Glen A. Peterson, Vice President, Corporate Finance and Treasurer (Telephone: (831) 439-2870; Facsimile: (831) 438-8931);

                         with a copy to

                         Simpson Thacher & Bartlett
                         245 Lexington Avenue

                         New York, New York, 10017

                         Attention of:
                         Rise Norman (Telephone (212-455-2000); Facsimile (212) 455-2502)

                         if to the Trustee:

                                The Bank of New York
                                101 Barclay Street, Floor 21 West
                                New York, NY 10286

                         Attention of:
                         Corporate Trust Trustee Administration

     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

     SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company, any other Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Company or any other Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13.10. Waiver of Immunities. To the extent that the Company or any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities and the transactions contemplated hereby, the Issuer and each Note Guarantor hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

     SECTION 13.11. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) The Issuer and each of the Note Guarantors agrees that any suit, action or proceeding against the Issuer or any Note Guarantor arising out of or relating to this Indenture or the Securities may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and each of the Note Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and each Note Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Note Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Note Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is affected upon the Issuer or any Note Guarantor, as the case may be, in the manner provided by this Section 13.11.

     (b) The Issuer and each Note Guarantor organized under the laws of any jurisdiction other than the United Sates, any state thereof or the District of Columbia irrevocably appoints CT Corporation System Inc., with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent (the

"Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture of the Securities or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and each Note Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Note Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of seven years from the date of this Indenture. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Note Guarantors. Notwithstanding the foregoing, any action involving the Issuer or any Note Guarantor arising out of or relating to this Indenture or the Securities may be instituted in any court of competent jurisdiction in any other jurisdiction.

     (c) Each of the parties to this Indenture hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to the Securities, this Indenture, any Note Guarantee or the transactions contemplated hereby or thereby.

     SECTION 13.12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer or any of the Note Guarantors, shall not have any liability for any obligations of the Issuer or any of the Note Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 13.13. Successors. All agreements of the Issuer and each Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                               SEAGATE TECHNOLOGY
                               INTERNATIONAL,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               NEW SAC,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President



                               SEAGATE TECHNOLOGY HOLDINGS,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY HDD
                               HOLDINGS,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               SEAGATE TECHNOLOGY CHINA
                               HOLDING COMPANY,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY ASIA
                               HOLDINGS,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY (IRELAND),


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY MEDIA
                               (IRELAND),


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               SEAGATE TECHNOLOGY FAR EAST
                               HOLDINGS,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY
                               (PHILIPPINES),


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY SAN
                               HOLDINGS,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE REMOVABLE STORAGE
                               SOLUTIONS HOLDINGS, INC.


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               SEAGATE REMOVABLE STORAGE
                               SOLUTIONS INTERNATIONAL


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE SOFTWARE (CAYMAN)
                               HOLDINGS


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY (US)
                               HOLDINGS, INC.


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY LLC,

                               by  SEAGATE TECHNOLOGY (US)
                                   HOLDINGS, INC., as Managing
                                   Member


                                   by
                                       /S/ KENNETH HAO
                                       ----------------------------------------
                                       Name: Kenneth Hao
                                       Title: Vice President

                               SEAGATE US LLC,

                               by  SEAGATE TECHNOLOGY LLC,
                                   as Sole Member

                               by  SEAGATE TECHNOLOGY (US)
                                   HOLDINGS, INC., as Managing
                                   Member


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               REDWOOD ACQUISITION
                               CORPORATION,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE REMOVABLE STORAGE
                               SOLUTIONS (US) HOLDINGS, INC.,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               SEAGATE REMOVABLE STORAGE
                               SOLUTIONS LLC,

                               by  SEAGATE REMOVABLE
                                   STORAGE SOLUTIONS (US)
                                   HOLDINGS, INC., as Sole Member


                                   by
                                       /S/ KENNETH HAO
                                       ----------------------------------------
                                       Name: Kenneth Hao
                                       Title: Vice President


                               SEAGATE RSS LLC,

                               by  SEAGATE REMOVABLE
                                   STORAGE SOLUTIONS LLC, as
                                   Sole Member

                               by  SEAGATE REMOVABLE
                                   STORAGE SOLUTIONS (US)
                                   HOLDINGS, INC., as Sole Member


                                   by
                                       /S/ KENNETH HAO
                                       ----------------------------------------
                                       Name: Kenneth Hao
                                       Title: Vice President


                               SEAGATE SOFTWARE INFORMATION
                               MANAGEMENT GROUP HOLDINGS,
                               INC.,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               QUINTA CORPORATION,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               XIOTECH CORPORATION,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY (THAILAND)
                               LIMITED,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE TECHNOLOGY-REYNOSA
                               S. DE R.L. DE C.V.,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               NIPPON SEAGATE INC.,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               NIPPON SEAGATE SOFTWARE, INC.,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE SINGAPORE DISTRIBUTION
                               PTE LTD,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE SOFTWARE INFORMATION
                               PTE LTD,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               SEAGATE DISTRIBUTION (UK)
                               LIMITED,


                               by:
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               Witnessed by  /s/ Laura Moss
                                            -----------------------------------
                                            Name: Laura Moss
                                            Address: 320 Park Avenue
                                                     NY, NY 10022

                               SEAGATE TECHNOLOGY (MARLOW)
                               LIMITED,


                               by:
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               SEAGATE SOFTWARE INFORMATION
                               MANAGEMENT GROUP LIMITED,


                               by:
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               XIOTECH (CANADA) LTD,


                               by:
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President

                               SEAGATE SOFTWARE (CANADA), INC.,


                               by
                                   /S/ KENNETH HAO
                                   --------------------------------------------
                                   Name: Kenneth Hao
                                   Title: Vice President


                               THE BANK OF NEW YORK, as Trustee


                               by
                                   /S/ VAN K. BROWN
                                   --------------------------------------------
                                   Name: Van K. Brown
                                   Title: Vice President

                                                                      APPENDIX A


                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
               ADDITIONAL SECURITIES, PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

     1. Definitions

     1.1 Definitions

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

         "Definitive Security" means a certificated Initial Security, Private Exchange Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

         "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Initial Purchasers" means Chase Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Private Exchange" means an offer by the Issuer, pursuant to a Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

         "Private Exchange Securities" means the Securities of the Issuer issued in exchange for Initial Securities pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

         "Purchase Agreement" means (a) the Purchase Agreement dated November 17, 2000, among the Issuer, the Note Guarantors and the Initial Purchasers and
(b) any other similar Purchase Agreement relating to Additional Securities.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Issuer, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

         "Registration Agreement" means (a) the Exchange and Registration Rights Agreement dated November 22, 2000, among the Issuer, the Note Guarantors and the Initial Purchasers and (b) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

         "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and
(b) the Issue Date with respect to such Securities.

         "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

         "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

         "Shelf Registration Statement" means a registration statement filed by the Issuer in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

         "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     1.2 Other Definitions

     Term:                                                  Defined in Section:
     ----                                                   ------------------
"Agent Members".........................................................2.1(c)
"IAI Global Security"...................................................2.1(b)
"Global Security".......................................................2.1(b)
"Regulation S Global Security"..........................................2.1(b)
"Rule 144A Global Security".............................................2.1(b)

         Terms not otherwise defined herein shall have the meaning assigned to such terms in this Indenture.

     2. The Securities

     2.1 Form and Dating

         (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

         (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global permanent Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term "Global Security" when used in Sections 2.1(b) (third paragraph), 2.1(e), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Issuer shall execute and the Trustee shall, in accordance with this
Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Note Guarantors, the Trustee and any agent of the Issuer, the Note Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Note Guarantors, the Trustee or any agent of the Issuer, the Note Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

     2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two Officers (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $210,000,000, (b) subject to the terms of this Indenture, Additional Securities and (3) the (i) Exchange Securities for issue only in a Registered Exchange Offer and (ii) Private Exchange Securities for issue only in a Private Exchange, in the case of each of (i) and (ii) pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities.

     2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

          (i) to register the transfer of such Definitive Securities; or

          (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

               (B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

         (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

         (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the

Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

         (d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e) Legend.

          (i) Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F)

     TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Original or Additional Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Original or Additional Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Original or Additional Securities or such Private Exchange Securities be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Private Exchange Securities in exchange for their

     Original or Additional Securities, all requirements pertaining to such Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (vii) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

         (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (g) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (h) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Definitive Securities

         (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

         (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                      SCHEDULE I

                                 Note Guarantors

Name                                                               Jurisdiction of Organization
----                                                               ----------------------------

New SAC                                                            Cayman Islands

Seagate Technology Holdings                                        Cayman Islands

Seagate Technology HDD Holdings                                    Cayman Islands

Seagate Technology China Holding Company                           Cayman Islands

Seagate Technology Asia Holdings                                   Cayman Islands

Seagate Technology (Ireland)                                       Cayman Islands/
                                                                   Located in Northern Ireland

Seagate Technology Media (Ireland)                                 Cayman Islands/
                                                                   Located in Northern Ireland

Seagate Technology Far East Holdings                               Cayman Islands

Seagate Technology (Philippines)                                   Cayman Islands

Seagate Technology SAN Holdings                                    Cayman Islands

Seagate Removable Storage Solutions Holdings                       Cayman Islands

Seagate Removable Storage Solutions International                  Cayman Islands

Seagate Software (Cayman) Holdings                                 Cayman Islands

Seagate Technology (US) Holdings, Inc.                             Delaware

Seagate Technology LLC                                             Delaware

Seagate US LLC                                                     Delaware

Redwood Acquisition Corporation                                    Delaware

Seagate Removable Storage Solutions (US) Holdings, Inc.            Delaware

Seagate Removable Storage Solutions LLC                            Delaware

Seagate RSS LLC                                                    Delaware

Seagate Software Information Management Group                      Delaware
Holdings, Inc.

Name                                                               Jurisdiction of Organization
----                                                               ----------------------------

Quinta Corporation                                                 California

XIOtech Corporation                                                Minnesota

Seagate Technology (Thailand) Limited                              Thailand

Seagate Technology-Reynosa, S. de R.L. de C.V.                     Mexico

Nippon Seagate Inc.                                                Japan

Nippon Seagate Software, Inc.                                      Japan

Seagate Singapore Distribution Pte Ltd                             Singapore

Seagate Software Information Pte Ltd                               Singapore

Seagate Distribution (UK) Limited                                  Scotland

Seagate Technology (Marlow) Limited                                England & Wales

Seagate Software Information Management Group Limited              England & Wales

XIOtech (Canada) Limited                                           Canada

Seagate Software(Canada), Inc.                                     Canada

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                 $__________

                    12 1/2% Senior Subordinated Note due 2007

                                                               CUSIP No. ______
                                                                   ISIN No.____

         SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company incorporated under the laws of the Cayman Islands, promises to pay to Cede &
Co., or registered assigns, the principal sum [of     Dollars] [listed on the
Schedule of Increases or Decreases in Global Security attached hereto] on November 15, 2007.

         Interest Payment Dates: May 15 and November 15.

         Record Dates: May 1 and November 1.

         Additional provisions of this Security are set forth on the other side of this Security.


         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                               SEAGATE TECHNOLOGY
                               INTERNATIONAL,

                               by

                                     ----------------------------------------
                                     Name:
                                     Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

By:
   ---------------------------------
         Authorized Signatory


*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES--SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    12 1/2% Senior Subordinated Note due 2007


1.  Interest

         (a) SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company incorporated under the laws of the Cayman Islands (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 22, 2000 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         (b) Liquidated Damages. The Holder of this Security is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of November 22, 2000, among the Issuer, New SAC, Seagate Technology Holdings, Seagate Technology HDD Holdings, Seagate Technology (US) Holdings, Inc., Seagate Technology LLC, Seagate US LLC, Redwood Acquisition Corporation, Quinta Corporation, Seagate Technology International, Seagate Technology (Thailand) Limited, Seagate Technology China Holding Co., Seagate Technology Asia Holdings, Seagate Technology (Ireland), Seagate Technology Media (Ireland), Seagate Technology Reynosa S. de R.L. de C.V., Nippon Seagate Inc., Seagate Singapore Distribution Pte Ltd, Seagate Distribution (UK) Limited, Seagate Technology (Marlow) Limited, Seagate Technology Far East Holdings, Seagate Technology (Philippines), Seagate Technology (SAN) Holdings, XIOtech Corporation, XIOtech (Canada) Ltd., Seagate Removable Storage Solutions Holdings, Seagate Removable Storage Solutions (US) Holdings, Inc., Seagate Removable Storage Solutions LLC, Seagate RSS LLC, Seagate Removable Storage Solutions International, Seagate Software (Cayman) Holdings, Seagate Software Information Management Group Holdings, Inc., Seagate Software Information Management Group (Canada), Inc., Nippon Seagate Software KK, Seagate Software Information Pte Ltd, Seagate Software Information Management Group Limited, (collectively, the "Note Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the SEC on or prior to 150 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 270 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 60 days after publication of the change in law or interpretation), (iii) the Registered Exchange Offer is not consummated on or prior to 300 days after the Issue Date, other than in the event that the Issuer and the Note Guarantors file a Shelf Registration Statement, or (iv) the Shelf Registration Statement is filed and declared effective within 270 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 60 days after publication of the change in law or interpretation, but in no event within 270 days after the Issue Date) but shall thereafter cease to be effective (other than at any time that the Issuer and the Note Guarantors are not obligated to maintain the effectiveness thereof including as set forth in Sections 2(c) and 3(b) of the Registration Agreement) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuer shall pay liquidated damages to each Holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 1(b) or Section 3(b) of the Registration Agreement, the Issuer and the Note Guarantors shall not be required to pay liquidated damages to a Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 of the Registration Agreement or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n) of the Registration Agreement.

2.  Method of Payment

         The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, liquidated damages, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, liquidated damages, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, interest and liquidated damages, if any), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest or liquidated damages may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture

         The Issuer issued the Securities under an Indenture dated as of November 22, 2000 (the "Indenture"), among the Issuer, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Securities are senior subordinated unsecured obligations of the Issuer. This Security is one of the [Original] [Additional] [Initial] [Private Exchange] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries (including the Issuer) to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries (including the Issuer), issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, enter into certain lines of businesses, conduct rigid disc drive operations at certain subsidiaries, amend Deferred Compensation Plans and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

         To guarantee the due and punctual payment of the principal of and premium, if any, interest and liquidated damages, if any, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.  Optional Redemption

         Except as described below, the Issuer may not redeem the Securities prior to November 15, 2004. On or after such date, the Issuer may redeem the Securities, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                       REDEMPTION
              YEAR                                        PRICE
              ---------------------------------------------------
              2004                                      106.250%
              2005                                      103.313%
              2006 and thereafter                       100.000%

         In addition, at any time and from time to time on or prior to November 15, 2003, the Issuer may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Issuer or (ii) by the Company, Intermediate Holdings or HDD Holdings to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to

112.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption: (i) at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding, and (ii) any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

         In addition, at any time on or prior to November 15, 2004, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a, or if applicable each, Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (1) the principal amount thereof and (2) the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.  Redemption for Changes in Withholding Taxes

         (a) The Issuer, which shall include any Successor Company (as such term is defined in Section 5.01(a)(i) of the Indenture) shall be entitled to redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in Article 3 of the Indenture, at an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) and liquidated damages, if any, to the date fixed for such payment (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of: (1) a change in or an amendment to the laws (including any regulations or ruling promulgated thereunder) of (x) the Cayman Islands, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made or (z) any other jurisdiction, other than the United States, in which the Issuer or a Successor Company is organized (or any political subdivision or taxing authority thereof or therein), which change or amendment is announced or becomes effective on or after the Closing Date (and, in the case of a Successor Company, becomes effective after the date of that entity's assumption of the Issuer's obligations under the Securities); or (2) any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment is announced or becomes effective on or after the Closing Date; and, in the case of clauses (1) and (2) above, the Issuer or the Successor Company, if applicable, cannot avoid such obligation by taking reasonable measures available to it.

         (b) Prior to the notice of redemption given in accordance with the foregoing paragraph 6(a), the Issuer or the Successor Company, if applicable, shall deliver to the Trustee an officers' certificate to the effect that the Issuer or the Successor Company, if applicable, cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuer or the Successor Company, if applicable, shall also deliver an opinion of independent legal counsel of recognized standing stating that the Issuer or the Successor Company, if applicable, would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

7.  Additional Amounts.

         (a) The Issuer, which shall include any Successor Company (as such term is defined in Section 5.01(a)(i) of the Indenture), shall make all its payments under or with respect to the Securities and each Note Guarantor, which shall include any Successor Guarantor (as such term is defined in the Indenture), shall make all payments under or with respect to the Note Guarantees free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the Cayman Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which it is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the Issuer or any Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Note Guarantees, the Issuer or the applicable Note Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Cayman Islands of such Securities but including, without limitation, such relevant Holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein); or (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Securities to comply with a request of the Issuer or any Note Guarantor, as the case may be, addressed to the Holder (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Issuer) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge or (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or interest on such Securities; nor shall the Issuer or any Note Guarantor, as applicable, be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Securities for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30-day period), (b) if, at the election of the relevant Holder, the payment of principal of (or premium, if any, on) or interest on such Securities could have been made through another paying agent without such deduction or withholding, or (c) with respect to any payment of principal of (or premium, if any, on) or interest on such Securities to any Holder who is a fiduciary, partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Securities.

         (b) The Issuer shall provide the Trustee with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

         (c) Whenever in the Indenture or in the Securities there is mentioned, in any context: (1) the payment of principal; (2) purchase prices in connection with a purchase of Securities; (3) interest; or (4) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as required under this paragraph 7 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         (d) The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies and other duties (including interest and penalties) that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or the United States (or any political subdivision or taxing authority of either jurisdiction), the jurisdiction of incorporation of any successor of the Issuer, any jurisdiction through which payment is made or in which a paying agent is located or any jurisdiction in which the Issuer is organized or engaged in business for tax purposes, and the Issuer will agree to indemnify the Holders for any such taxes paid by such Holders.

         (e) The obligations arising under this paragraph shall survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Note Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

8.  Sinking Fund

         The Securities are not subject to any sinking fund.

9.  Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

         Upon a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and liquidated damages, if any, due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events at a purchase price equal to 100% of the principal amount of the Securities.

11. Subordination

         The Securities and Note Guarantees are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities and Note Guarantees may be paid. The Issuer and each Note Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

12.  Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

13.  Persons Deemed Owners

         Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

14.  Unclaimed Money

         If money for the payment of principal, interest or liquidated damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15.  Discharge and Defeasance

         Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Securities to redemption or maturity, as the case may be.

16.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any Default or compliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities; (v) to secure the Securities;
(vi) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Company or the Issuer; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuer (or any Representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Exchange Securities, Private Exchange Securities, or Additional Securities in compliance with Section 4.03.

17.  Defaults and Remedies

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, Intermediate Holdings, HDD Holdings or the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, Intermediate Holdings, HDD Holdings or the Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

         If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

18.  Trustee Dealings with the Issuer

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19.  No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Issuer or any of the Note Guarantors shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.  Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.  Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.  CUSIP and ISIN Numbers

         The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE ISSUER WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint             agent to transfer this Security on the books
of the Issuer. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                  Your Signature:
     -----------------                ----------------------


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]to the Issuer; or

         (2) [ ]to the Registrar for registration in the name of the Holder, without transfer; or

         (3) [ ]pursuant to an effective registration statement under the Securities Act of 1933; or

         (4) [ ]inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5) [ ]outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

         (6) [ ]to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                  1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (7) [ ]pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                             ---------------------------------
                                             Your Signature

Signature Guarantee:

Date:
      -------------------                    ---------------------------------
Signature must be guaranteed                 Signature of Signature
by a participant in a                        Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee


------------------------------------------------------------



              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      -------------------                           ---------------------------
                                                    NOTICE: To be executed by
                                                       an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[      ]. The
following increases or decreases in this Global Security have been made:

Date of        Amount of decrease in       Amount of increase in        Principal amount of this       Signature of authorized
Exchange       Principal Amount of this    Principal Amount of this     Global Security following      signatory of Trustee or
               Global Security             Global Security              such decrease or increase      Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


         IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK ONE OF THE FOLLOWING BOXES:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                    YOUR SIGNATURE:
      ------------------                 ----------------------
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    ---------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $__________

                    12 1/2% Senior Subordinated Note due 2007

                                                                CUSIP No. ______
                                                                   ISIN No. ____

         SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company incorporated under the laws of the Cayman Islands, promises to pay to Cede &
Co., or registered assigns, the principal sum [of      Dollars] [listed on the
Schedule of Increases or Decreases in Global Security attached hereto] on November 15, 2007.

         Interest Payment Dates: May 15 and November 15.

         Record Dates: May 1 and November 1.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                               SEAGATE TECHNOLOGY
                               INTERNATIONAL,

                                by
                                   ------------------------------------
                                   Name:
                                   Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

         by
             -----------------------------
                 Authorized Signatory


         */ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES--SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                    12 1/2% Senior Subordinated Note due 2007


1.  Interest.

         SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company incorporated under the laws of the Cayman Islands (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 22, 2000 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment

         The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any

Paying Agent or Registrar without notice. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture

         The Issuer issued the Securities under an Indenture dated as of November 22, 2000 (the "Indenture"), among the Issuer, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Securities are senior subordinated unsecured obligations of the Issuer. This Security is one of the [Exchange] [Additional] Securities referred to in the Indenture. The Securities include the [Original] [Initial] Securities, [the Additional Securities] and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The [Original] [Initial] Securities, [the Additional Securities], the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries (including the Issuer) to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries (including the Issuer), enter into or permit certain transactions with Affiliates, enter into certain lines of businesses, conduct rigid disc drive operations at certain subsidiaries, amend Deferred Compensation Plans and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

         To guarantee the due and punctual payment of the principal of and premium, if any, and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.  Optional Redemption

         Except as described below, the Issuer may not redeem the Securities prior to November 15, 2004. On or after such date, the Issuer may redeem the Securities, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                        REDEMPTION
                  YEAR                                  PRICE
                  -------------------------------------------------
                  2004                                  106.250%
                  2005                                  103.313%
                  2006 and thereafter                   100.000%

         In addition, at any time and from time to time on or prior to November 15, 2003, the Issuer may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Issuer or (ii) by the Company, Intermediate Holdings or HDD Holdings to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption: (1) at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding and
(2) any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

         In addition, at any time on or prior to November 15, 2004, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a, or if applicable each, Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (1) the principal amount thereof and (2) the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.  Redemption for Changes in Withholding Taxes

         (a) The Issuer, which shall include any Successor Company (as such term is defined in Section 5.01(a)(i) of the Indenture) shall be entitled to redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in Article 3 of the Indenture, at an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) and liquidated damages, if any, to the date fixed for such payment (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of:
(1) a change in or an amendment to the laws (including any regulations or ruling promulgated thereunder) of (x) the Cayman Islands, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made or (z) any other jurisdiction, other than the United States, in which the Issuer or a Successor Company is organized (or any political subdivision or taxing authority thereof or therein), which change or amendment is announced or becomes effective on or after the Closing Date (and, in the case of a Successor Company, becomes effective after the date of that entity's assumption of the Issuer's obligations under the Securities); or (2) any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment is announced or becomes effective on or after the Closing Date; and, in the case of clauses (1) and (2) above, the Issuer or the Successor Company, if applicable, cannot avoid such obligation by taking reasonable measures available to it.

         (b) Prior to the notice of redemption given in accordance with the foregoing paragraph 6(a), the Issuer or the Successor Company, if applicable, shall deliver to the Trustee an officers' certificate to the effect that the Issuer or the Successor Company, if applicable, cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuer or the Successor Company, if applicable, shall also deliver an opinion of independent legal counsel of recognized standing stating that the Issuer or the Successor Company, if applicable, would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

7.  Additional Amounts.

         (a) The Issuer, which shall include any Successor Company (as such term is defined in Section 5.01(a)(i) of the Indenture), shall make all its payments under or with respect to the Securities and each Note Guarantor, which shall include any Successor Guarantor (as such term is defined in the Indenture), shall make all payments under or with respect to the Note Guarantees free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the Cayman Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which it is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the Issuer or any Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Note Guarantees, the Issuer or the applicable Note Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Cayman Islands of such Securities but including, without limitation, such relevant Holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein); or (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Securities to comply with a request of the Issuer or any Note Guarantor, as the case may be, addressed to the Holder (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Issuer) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge or (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or interest on such Securities; nor shall the Issuer or any Note Guarantor, as applicable, be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Securities for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30-day period), (b) if, at the election of the relevant Holder, the payment of principal of (or premium, if any, on) or interest on such Securities could have been made through another paying agent without such deduction or withholding, or (c) with respect to any payment of principal of (or premium, if any, on) or interest on such Securities to any Holder who is a fiduciary, partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Securities.

         (b) The Issuer shall provide the Trustee with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

         (c) Whenever in the Indenture or in the Securities there is mentioned, in any context: (1) the payment of principal; (2) purchase prices in connection with a purchase of Securities; (3) interest; or (4) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as required under this paragraph 7 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         (d) The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies and other duties (including interest and penalties) that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or the United States (or any political subdivision or taxing authority of either jurisdiction), the jurisdiction of incorporation of any successor of the Issuer, any jurisdiction through which payment is made or in which a paying agent is located or any jurisdiction in which the Issuer is organized or engaged in business for tax purposes, and the Issuer will agree to indemnify the Holders for any such taxes paid by such Holders.

         (e) The obligations arising under this paragraph shall survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Note Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

8.  Sinking Fund

         The Securities are not subject to any sinking fund.

9.  Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

         Upon a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

11.  Subordination

         The Securities and Note Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Issuer and each Note Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

12.  Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

13.  Persons Deemed Owners

         Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

14.  Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15.  Discharge and Defeasance

         Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

16.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with
Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Issuer;
(vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuer (or any Representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Exchange Securities, Private Exchange Securities or Additional Securities.

17.  Defaults and Remedies

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company Intermediate Holdings, HDD Holdings or the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, Intermediate Holdings, HDD Holdings or the Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

         If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

18.  Trustee Dealings with the Issuer

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its

Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19.  No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Issuer or any of the Note Guarantors shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.  Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.  Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.  CUSIP and ISIN Numbers

         The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE ISSUER WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                       agent to transfer this Security on
the books of the Issuer. The agent may substitute another to act for him.



------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ---------------------


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK ONE OF THE FOLLOWING BOXES:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]


         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                    YOUR SIGNATURE:
      ------------------                --------------------
                       (SIGN EXACTLY AS YOUR NAME APPEARS
                       ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    ---------------------------------------
                      SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of       Amount of decrease in       Amount of increase in       Principal amount of this      Signature of authorized
Exchange      Principal Amount of this    Principal Amount of this    Global Security following     signatory of Trustee or
              Global Security             Global Security             such decrease or increase     Securities Custodian

                                                                       EXHIBIT C


                         FORM OF SUPPLEMENTAL INDENTURE


                         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
                    dated as of , among [GUARANTOR] (the "New Guarantor"), a subsidiary of NEW SAC (or its successor), an exempted limited liability company incorporated under the laws of the Cayman Islands (the "Company"), the Company, SEAGATE TECHNOLOGY INTERNATIONAL (or its successor), an exempted limited liability company incorporated under the laws of the Cayman Islands (the "Issuer"), [EXISTING NOTE GUARANTORS] and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


         WHEREAS the Issuer and [EXISTING NOTE GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 22, 2000, providing for the issuance of 12 1/2% Senior Subordinated Notes due 2007 (the "Securities");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;


         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities (including, without limitation, Sections 13.10 and 13.11 of the Indenture).

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                          [NEW GUARANTOR],

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:

                                          SEAGATE TECHNOLOGY
                                          INTERNATIONAL,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:

                                          [EXISTING NOTE GUARANTORS],

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:


                                          THE BANK OF NEW YORK, as Trustee,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation


Seagate Technology International
700 Ang Mo Kio Avenue #5
Singapore  569877


Ladies and Gentlemen:


         This certificate is delivered to request a transfer of $[         ]
principal amount of the 12 1/2% Senior Subordinated Notes due 2007 (the "Securities") of Seagate Technology International (the "Issuer").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     ----------------------------

Address:
        -------------------------

Taxpayer ID Number:
                   --------------

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.



                                        TRANSFEREE:                           ,
                                                   ---------------------------

                                        by:
                                           -----------------------------------



                                       2